                                                                   EXHIBIT 10.33

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

                                  by and among

                              CELERITY GROUP, INC.

               (formerly known as Kinetics Holdings Corporation),

                              KINETICS GROUP, INC.,

                              KINETIC SYSTEMS, INC.

                            THE SUBSIDIARY GUARANTORS

                                       and

                    ARES CORPORATE OPPORTUNITIES FUND, L.P.,

                    SPECIAL VALUE ABSOLUTE RETURN FUND, LLC,

                          SPECIAL VALUE BOND FUND, LLC,

                        SPECIAL VALUE BOND FUND II, LLC,

                  MIDOCEAN CELERITY INVESTMENT PARTNERS, L.P.,

                            BEHRMAN CAPITAL PARTNERS

                                       AND

                                GRYPHON INVESTORS

                        --------------------------------

 Originally dated as of August 30, 2000 and as amended and restated in full on
                                 April 9, 2004

                        --------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE 1  DEFINITIONS...........................................................................................       2
         1.01  Definitions.......................................................................................       2
         1.02  Accounting Terms: Financial Statements............................................................      26
         1.03  Knowledge of Holdings and the Borrower............................................................      27

ARTICLE 2  PURCHASE AND SALE OF THE SECURITIES...................................................................      27
         2.01  Purchase and Sale of the Notes....................................................................      27
         2.02  Purchase and Sale of the Warrants.................................................................      27
         2.03  Purchase Price of the Warrants....................................................................      28
         2.04  Senior Subordinated Liquidation Preference........................................................      28
         2.05  Purchase Price of the Senior Subordinated Liquidation Preference..................................      29
         2.06  Warrants..........................................................................................      29
         2.07  Expenses at Closing...............................................................................      29
         2.08  Closing...........................................................................................      30
         2.09  Financial Accounting Positions; Tax Reporting.....................................................      30

ARTICLE 3  PREPAYMENT OF NOTES...................................................................................      30
         3.01  [Intentionally Omitted]...........................................................................      30
         3.02  Optional Prepayment/Redemption....................................................................      30

ARTICLE 4  CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE PURCHASERS TO PURCHASE THE SECURITIES.................      31
         4.01  Representations and Warranties....................................................................      31
         4.02  Compliance with this Agreement....................................................................      31
         4.03  Secretary's Certificates..........................................................................      32
         4.04  Documents; Due Diligence..........................................................................      32
         4.05  Purchase of Securities Permitted by Applicable Laws...............................................      32
         4.06  Opinion of Counsel................................................................................      33
         4.07  Approval of Counsel to the Purchasers.............................................................      33
         4.08  [Intentionally omitted]...........................................................................      33
         4.09  No Material Judgment or Order.....................................................................      33
         4.10  Pro Forma Balance Sheet...........................................................................      33
         4.11  Good Standing Certificates........................................................................      33
         4.12  No Litigation.....................................................................................      33
         4.13  Fees, Expenses, Etc...............................................................................      34
         4.14  Employee Benefit Plans; Management Agreements; Debt Agreements; Senior Debt Documents;
                    Tax Sharing Agreements and Due Diligence.....................................................      34
         4.15  Indebtedness......................................................................................      35
         4.16  Guaranty..........................................................................................      35
         4.17  Adverse Change, Etc...............................................................................      35
         4.18  Solvency Certificate; Solvency Opinion............................................................      35
         4.19  Financial Statements; Projections.................................................................      35
         4.20  Assignment and Assumption Agreement...............................................................      36

         4.21  BioKinetics Litigation............................................................................      36
         4.22  Tax Effects.......................................................................................      36
         4.23  Restructuring Agreement...........................................................................      36
         4.24  Amended and Restated Limited Liability Company Agreement..........................................      36
         4.25  Amended and Restated Limited Liability Company Agreement..........................................      36
         4.26  Service of Process................................................................................      36
         4.27  Securities Laws...................................................................................      37
         4.28  Execution of Notes................................................................................      37
         4.29  Warrants..........................................................................................      37
         4.30  Liquidation Certificates..........................................................................      37
         4.31  [Intentionally omitted]...........................................................................      37
         4.32  Amended Debt Documents............................................................................      37
         4.33  [Intentionally omitted]...........................................................................      37
         4.34  SAFECO Forbearance................................................................................      37
         4.35  Parent Non-Recourse Guaranty......................................................................      38
         4.36  Performance; No Default...........................................................................      38

ARTICLE 5  CONDITIONS TO THE OBLIGATIONS OF HOLDINGS AND THE BORROWER TO ISSUE AND SELL THE SECURITIES...........      38
         5.01  Representations and Warranties....................................................................      38
         5.02  Compliance with this Agreement....................................................................      38

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BORROWER...........................................      38
         6.01  Corporate Status..................................................................................      38
         6.02  Corporate Power and Authority.....................................................................      39
         6.03  No Violation......................................................................................      39
         6.04  Governmental Approvals............................................................................      39
         6.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc..............      39
         6.06  Litigation........................................................................................      41
         6.07  True and Complete Disclosure......................................................................      41
         6.08  Tax Returns and Payments..........................................................................      41
         6.09  Compliance with ERISA.............................................................................      42
         6.10  Representations and Warranties in Documents.......................................................      43
         6.11  Title to Properties; Possession Under Leases......................................................      43
         6.12  Capitalization....................................................................................      44
         6.13  Subsidiaries......................................................................................      44
         6.14  Compliance with Statutes, Etc.....................................................................      45
         6.15  Status under Certain Federal Statutes.............................................................      45
         6.16  Environmental Matters.............................................................................      45
         6.17  Labor Relations...................................................................................      46
         6.18  Patents, Licenses, Franchises and Formulas........................................................      46
         6.19  Indebtedness......................................................................................      49
         6.20  Transactions......................................................................................      49
         6.21  Insurance.........................................................................................      49
         6.22  Subordinated Debt Provisions......................................................................      50

         6.23  Withholding and Other Taxes.......................................................................      50
         6.24  Certain Fees......................................................................................      50
         6.25  Corporate Information.............................................................................      50
         6.26  Securities Exemptions.............................................................................      50
         6.26  [Intentionally omitted]...........................................................................      50
         6.27  Board Approval....................................................................................      50
         6.28  Customers.........................................................................................      50
         6.29  Affiliate Transactions............................................................................      51
         6.30  Material Contracts................................................................................      51

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................................................      52
         7.01  Authorization; No Contravention...................................................................      52
         7.02  Binding Effect....................................................................................      52
         7.03  No Legal Bar......................................................................................      53
         7.04  Purchase for Own Account..........................................................................      53
         7.05  ERISA.............................................................................................      53
         7.06  Broker's, Finder's or Similar Fees................................................................      53
         7.07  Governmental Authorization; Third Party Consent...................................................      53

ARTICLE 8  INDEMNIFICATION.......................................................................................      54
         8.01  Indemnification...................................................................................      54
         8.02  Procedure; Notification...........................................................................      55
         8.03  Stockholders Agreement or Unitholders Agreement...................................................      56

ARTICLE 9  AFFIRMATIVE COVENANTS.................................................................................      56
         9.01  Financial Statements and Other Information........................................................      56
         9.02  Preservation of Corporate Existence...............................................................      61
         9.03  Payment of Obligations............................................................................      62
         9.04  Compliance with Laws..............................................................................      62
         9.05  [Intentionally omitted]...........................................................................      62
         9.06  Inspection........................................................................................      62
         9.07  Payment of Note...................................................................................      63
         9.08  Maintenance of Property; Insurance................................................................      63
         9.09  Books and Records.................................................................................      63
         9.10  [Intentionally omitted]...........................................................................      63
         9.11  Board Rights......................................................................................      63
         9.12  End of Fiscal Years; Fiscal Quarters..............................................................      64
         9.13  Private Placement Number..........................................................................      64
         9.14  ACOF Affiliates' Special Rights...................................................................      64
         9.15  Compliance with Environmental Laws................................................................      65
         9.16  ERISA.............................................................................................      66
         9.17  Compliance with Mezzanine Transaction Documents...................................................      67
         9.18  Corporate Franchises..............................................................................      67
         9.19  Maintenance of Corporate Separateness.............................................................      67

ARTICLE 10  NEGATIVE COVENANTS...................................................................................      67
         10.01  Liens............................................................................................      68

         10.02  Consolidation, Merger, Purchase or Sale of Assets, Etc...........................................      70
         10.03  Dividends........................................................................................      72
         10.04  Indebtedness.....................................................................................      74
         10.05  Advances, Investments and Loans..................................................................      77
         10.06  Transactions with Affiliates.....................................................................      79
         10.07  Capital Expenditures.............................................................................      80
         10.08  Consolidated Interest Coverage Ratio.............................................................      80
         10.09  Consolidated Fixed Charge Coverage Ratio.........................................................      81
         10.10  Leverage Ratio...................................................................................      81
         10.11  Minimum EBITDA...................................................................................      81
         10.12  Limitation on Modifications of Indebtedness; Modifications of Certificate of
                    Incorporation, By-Laws and Certain Other Agreements; Etc.....................................      82
         10.13  Limitation on Certain Restrictions on Subsidiaries...............................................      83
         10.14  Limitation on Issuance of Capital Stock..........................................................      84
         10.15  Limitation on Creation of Subsidiaries...........................................................      84
         10.16  Business.........................................................................................      84
         10.17  Press Release; Public Offering Materials.........................................................      84
         10.18  Limitation on Layering...........................................................................      84
         10.19  Alfa Laval Litigation Settlement.................................................................      85
         10.20  Amendments or Waivers of Related Documents.......................................................      85

ARTICLE 11  [INTENTIONALLY OMITTED]..............................................................................      85

ARTICLE 12  EVENTS OF DEFAULT....................................................................................      85

ARTICLE 13  GUARANTEES...........................................................................................      88

ARTICLE 14  MISCELLANEOUS........................................................................................      94
         14.01  Survival of Representations and Warranties.......................................................      94
         14.02  Notices..........................................................................................      94
         14.03  Successors and Assigns...........................................................................      95
         14.04  Amendment and Waiver.............................................................................      96
         14.05  Signatures; Counterparts.........................................................................      97
         14.06  Headings.........................................................................................      97
         14.07  Governing Law....................................................................................      97
         14.08  Determinations, Request or Consents..............................................................      98
         14.09  Jurisdiction, Jury Trial Waiver, Etc.............................................................      98
         14.10  Severability.....................................................................................      98
         14.11  Rules of Construction............................................................................      99
         14.12  Entire Agreement.................................................................................      99
         14.13  Payment of Expenses, Etc.........................................................................      99
         14.14  Publicity........................................................................................     100
         14.15  Further Assurances...............................................................................     100
         14.16  Obligations of the Purchasers....................................................................     101
         14.17  No Strict Construction...........................................................................     101
         14.18  Right of Setoff..................................................................................     101

ARTICLE 15  APPOINTMENT OF AGENT.................................................................................     101

ARTICLE 16  SUBORDINATION........................................................................................     104

ANNEX 1                    Warrant and Note Allocations Prior to Transactions
ANNEX 2                    Incremental Warrants
ANNEX 3                    Post-Transaction Allocations

SCHEDULE 6.01              Corporate Status
SCHEDULE 6.06              Litigation
SCHEDULE 6.08              Taxes
SCHEDULE 6.09(a)           ERISA Plans
SCHEDULE 6.09(b)           ERISA Matters
SCHEDULE 6.09(c)           Foreign Pension Plans
SCHEDULE 6.11(a)(i)        Owned Real Property
SCHEDULE 6.11(a)(ii)       Leased Real Property
SCHEDULE 6.11(a)(iii)      Encumbrances on Owned Real Property
SCHEDULE 6.11(c)           Existing Liens on Property (Other Than Liens on Real
                           Property)
SCHEDULE 6.11(e)           Recovery Events
SCHEDULE 6.12              Capital Stock
SCHEDULE 6.13(b)           Borrower's Subsidiaries
SCHEDULE 6.13(c)           Organizational Chart
SCHEDULE 6.16              Environmental Matters
SCHEDULE 6.17              Labor Relations
SCHEDULE 6.18(a)(v)        Intellectual Property Licenses
SCHEDULE 6.18(b)           Intellectual Property Claims of Borrower
SCHEDULE 6.18(c)           Intellectual Property Claims against Borrower
SCHEDULE 6.19              Existing Indebtedness
SCHEDULE 6.19A             Pre-Closing Indebtedness
SCHEDULE 6.21              Insurance
SCHEDULE 6.23              Withholding and Other Taxes
SCHEDULE 6.25              Corporate Information
SCHEDULE 6.28              Customers
SCHEDULE 6.29              Intercompany Contracts
SCHEDULE 6.30(a)           Significant Contracts
SCHEDULE 6.30(b)           Non-Binding Contracts
SCHEDULE 10.01(iii)        Existing Liens
SCHEDULE 10.05             Existing Investments

EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Warrant Exchange Agreement
EXHIBIT C                  Form of Joinder Agreement
EXHIBIT D                  Form of Opinion of Cooley Godward
EXHIBIT D-1                Form of Opinion of Fenwick & West
EXHIBIT D-2                Form of Opinion of General Counsel
EXHIBIT E                  Form of Compliance Certificate
EXHIBIT F                  Form of Solvency Certificate

EXHIBIT F-1                Form of Solvency Opinion
EXHIBIT G                  Form of Senior Subordinated Liquidation Preference
                           Certificate
EXHIBIT H                  Form of Secretary's Certificate
EXHIBIT H-1                Form of Officer's Certificate
EXHIBIT I                  Form of Restated Certificate of Incorporation

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

                  AGREEMENT, dated as of April 9, 2004 by Kinetics Group, Inc., a Delaware corporation (the "Borrower"), Kinetic Systems, Inc., a California corporation ("KSI"), Celerity Group, Inc. (formerly known as Kinetics Holdings Corporation), a Delaware corporation ("Holdings"), the Subsidiary Guarantors (as hereinafter defined) party hereto from time to time, the KSI Guarantors (as hereinafter defined), (KSI, Holdings, the Subsidiary Guarantors, and the KSI Guarantors, the "Guarantors" and each individually a "Guarantor"), Ares Corporate Opportunities Fund, L.P. ("ACOF", or, in its capacity as agent for the Purchasers, the "Agent"), Special Value Absolute Return Fund, LLC ("SVAR"), Special Value Bond Fund, LLC ("SVBF"), Special Value Bond Fund II, LLC ("SVBF II"), MidOcean Celerity Investment Partners, L.P. ("MidOcean"), Behrman Capital III L.P. ("Behrman"), Strategic Entrepreneur Fund III L.P. ("SEP"), Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P. (together with Gryphon Partners II, L.P., "Gryphon"). ACOF, SVAR, SVBF, SVBF II, MidOcean, Behrman, SEP and Gryphon are sometimes referred to herein individually, as a "Purchaser" and collectively, as the "Purchasers".

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, Holdings and the original purchasers (the "Original Purchasers") of the Existing Notes (as defined below) entered into that certain Securities Purchase Agreement dated as of August 30, 2000 (as amended up to but not including the date hereof, the "Existing Securities Purchase Agreement") whereby the Original Purchasers purchased $70 million principal amount of the Borrower's Senior Subordinated Notes due 2006 (the "Existing Notes") and warrants to acquire shares of stock of Holdings (the "Original Warrants");

                  WHEREAS, the Original Purchasers received additional warrants (the "Additional Warrants") to purchase shares of stock of Holdings in July 2003 in connection with certain amendments made to the Existing Securities Purchase Agreement (the Additional Warrants, together with the Original Warrants, the "Existing Warrants");

                  WHEREAS, one Original Purchaser transferred its interests in the Existing Notes and all related warrants to SVAR, SVBF and SVBF II in accordance with the terms of that certain Assignment and Assumption Agreement dated as of February 4, 2004 (the "TCP Assignment and Assumption Agreement");

                  WHEREAS, the Borrower, Holdings, KSI, KH LLC, Celerity Group, Inc., a California corporation, Kinetics Chempure, FTS Systems, Inc. (formerly Kinetics Thermal Systems, Inc.), Kinetic Systems Caribe, Inc., a Delaware corporation, Kinetic Systems, Inc., a California corporation, Kinetic Systems International, Inc., a California corporation, the Purchasers hereto, TCP, J.B. Fuqua Family Charitable Lead Annuity Trust - 2000, Massachusetts Mutual Life Insurance Company and Ares Leveraged Investment Fund II, L.P. have entered into that certain Restructuring Agreement dated as of April 9, 2004 (the "Restructuring Agreement") whereby the parties thereto have agreed to undertake the restructuring and refinancing transactions described therein in order to effectuate the initial public offering of Holdings;

                  WHEREAS, each of the Original Purchasers has transferred its interests in the Existing Notes and certain warrants to purchase shares of Holdings to ACOF, MidOcean, Behrman and Gryphon in accordance with the terms of that certain Assignment and Assumption Agreement dated as of the date hereof (the "Assignment and Assumption Agreement");

                  WHEREAS, in connection with the assignment and assumption of the Existing Notes and a portion of the Existing Warrants, the Purchasers have requested that the Borrower, Holdings and the Subsidiary Guarantors under the Existing Securities Purchase Agreement amend certain provisions of the Existing Securities Purchase Agreement;

                  WHEREAS, the Borrower, Holdings and the Subsidiary Guarantors under the Existing Securities Purchase Agreement are willing to amend and restate the Existing Securities Purchase Agreement in accordance with the terms hereof to facilitate the transactions under the Assignment and Assumption Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree:

                                    ARTICLE 1

                                   DEFINITIONS

         1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Abandonment Agreement" means the agreement dated as of even date herewith by which the Original Purchasers surrendered certain fees to the Borrower for cancellation.

                  "Additional Senior Indebtedness" shall mean Indebtedness of the Borrower incurred after the date hereof permitted under Section 10.04(ii)(b), which is designated by the borrower(s) in writing as ranking pari passu in right of payment with the Senior Indebtedness.

                  "Additional Units Letter" shall mean that certain Additional Units Side Agreement among KH LLC, the Purchasers party hereto and the Purchasers party to the TCP Purchase Agreement dated as of the date hereof.

                  "Additional Warrants" shall have the meaning assigned to that term in the preamble.

                  "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 10.06 only, all directors, officers and partners of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person; provided, however, that for purposes of Section 10.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of Holdings and any officer or director of Holdings or any of its Subsidiaries; provided that none of the Purchasers shall be deemed to be an Affiliate for purposes of this Agreement or the other Mezzanine Transaction Documents.

                  "Affiliated Persons" shall, for purposes of Section 6.29, have the meaning assigned to that term in Section 6.29(a).

                  "Agent" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Agreement" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Alfa Laval Litigation" shall mean the suit filed on March 19, 2004 (including any replacement thereof or modification thereto) brought by Alfa Laval against the Borrower in relation to the sale of BioKinetics, Inc.

                  "ACOF" shall have the meaning assigned to that term in the first paragraph hereof.

                  "ACOF Affiliates" shall have the meaning assigned to that term in Section 9.14.

                   "Asset Sale" shall mean any sale, transfer, issuance or other disposition by any Credit Party to any Person (including by way of redemption by such Person) of any property (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) (other than dispositions resulting in Net Cash Proceeds from Recovery Events).

                  "Assignment and Assumption Agreement" shall have the meaning assigned to that term in the preamble.

                  "Behrman" shall have the meaning assigned to that term in the first paragraph hereof.

                   "Borrower" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Borrower Intellectual Property" shall have the meaning assigned to that term in Section 6.18(a).

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "By-laws" shall mean, unless the context in which such term is used otherwise requires, the By-laws of Holdings or any of its Subsidiaries.

                  "Capital Contribution Investments" shall mean the offering and sale of common or preferred equity of Holdings, as applicable.

                  "Capital Contribution Proceeds" shall mean the proceeds of any issuance of common or preferred equity of Holdings.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which are or are required to be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash" shall mean the currency of the United States of America.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $500 million and rated at least AAA or the equivalent thereof by Standard & Poor's Rating Services, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above.

                  "Celerity Junior Subordinated Notes" shall mean those certain 12.5% junior subordinated promissory notes made by KSI in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000, as the same may be amended, restated or otherwise modified from time to time to the extent that such amendment, restatement or modification would be permitted pursuant to Section 10.12 hereof, only to the extent that such notes have become the obligation of the Borrower (or Holdings following the merger of the Borrower into Holdings as set forth in the Restructuring Agreement) pursuant to the Shareholder Rescission Letter.

                  "CERCLA" shall have the meaning set forth in the definition of Environmental Laws, below.

                  "Certificate of Incorporation" shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation (or similar organizational documents) of Holdings or any of its Subsidiaries.

                  "Change of Control" shall mean, at any time, a Change of Control under and as defined in the TCP Purchase Agreement or (a) the failure of Holdings to own directly shares representing 100% of the aggregate ordinary voting power and economic interest represented by the issued and outstanding capital stock of the Borrower; (b) the failure of KH LLC prior to an initial public offering of the stock of Holdings to own directly shares representing 100% of the aggregate ordinary voting power and economic interest represented by the issued and outstanding capital stock of Holdings (other than options issued to employees, and shares of capital stock issued upon the exercise thereof, in an amount not to exceed 12.5% of the fully-diluted capital stock of Holdings);
(c) prior to the consummation of a Qualified Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of at least a majority of the directors of the Borrower then still in office) cease for any reason to constitute a majority of the board of directors of the Borrower then in office; or (d) prior to the consummation of a Qualified Public Equity Offering, (i) the failure of the Permitted Holders (x) to own beneficially (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof except that beneficial ownership shall include all shares that any Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), either directly or through KH LLC shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings and (y) to maintain the power to elect, or cause to be elected, a majority of the directors of Holdings and KH LLC; or (ii) the failure of MidOcean and its Affiliates to collectively beneficially own at least 50% of their interest in KH LLC or the capital stock of Holdings, in each case owned by them as of the date of this Agreement; provided that so long as (x) the Unitholders Agreement is in full force and effect and (y) United States Filter Corporation is contractually required to vote its shares of common stock in favor of the nominees of the Permitted Holders to Holdings' Board of Directors as set forth in Section 5.1 of the Unitholders Agreement (or any substantially similar provision of the Unitholders Agreement as amended, amended and restated or replaced), then the exercise of the United Filter Warrants by United States Filter Corporation shall not be deemed a Change of Control so long as the Permitted Holders maintain the power to elect or cause to be elected, a majority of the directors of Holdings. Notwithstanding the foregoing, it shall not be a Change of Control if the Permitted Holders fail to own at least 50% of the capital stock of the Borrower or

Holdings following a Qualified Public Equity Offering; provided that the Permitted Holders continue (i) to own beneficially (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof except that beneficial ownership shall include all shares that any Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) either directly or through KH LLC shares representing
(x) more than 35% of the aggregate ordinary voting power of KH LLC and (y) more of the aggregate ordinary voting power of KH LLC than any other Person or group of related Persons for purposes of Section 13(d) of the Exchange Act owns beneficially and of record, as determined above.

                  "Closing" shall have the meaning assigned to that term in
Section 2.08.

                  "Closing Date" shall have the meaning assigned to that term in
Section 2.08.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" or "SEC" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall mean the common stock of Holdings, par value $0.01 per share, or any other capital stock of Holdings into which such stock is reclassified or reconstituted.

                  "Compliance Certificate" shall have the meaning assigned to that term in Section 9.01(c).

                  "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (a) charges in connection with indemnification of surety providers for domestic operations and
(b) that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement, the Senior Credit Agreement or the TCP Purchase Agreement; provided that (x) in the event that the period for which the Consolidated Interest Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Interest Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Senior Indebtedness and the Notes) as if such Indebtedness has been incurred at the beginning of such period and had remained outstanding throughout such period and
(y) for the purposes of calculating Consolidated Cash Interest Expense for any period pursuant to any determination of the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio, if during such period the Borrower or its Subsidiaries shall have made a Permitted Acquisition, utilizing in all cases recent audited (or, if no recent audited financial statements are available, recent unaudited) financial statements of the business or entity subject to such Permitted Acquisition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred or assumed in connection therewith as if such Permitted Acquisition occurred and such Indebtedness had been incurred or assumed on the first day of such period.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean Consolidated EBIT plus, in each case that such items were deducted in arriving at Consolidated Net Income for such period and without duplication, (i) the amortization of intangibles and depreciation, (ii) fees paid in connection with the amendment, amendment and restatement, supplement, modification or waiver of Indebtedness, (iii) non-operating costs in connection with the issuance of Indebtedness, (iv) non-transactional, non-cash, mark-to-market adjustments on real estate and Investments, (v) non-cash impairment charges required under FAS 142 promulgated by the Financial Accounting Standards Board, (vi) the non-cash write-down of long-lived assets under FAS 144 promulgated by the Financial Accounting Standards Board, (vii) non-cash deferred and/or variable compensation charges,
(viii) non-cash charges that may arise from the contribution of the Junior Subordinated Notes to KSI and all other non-cash debt retirement costs as contemplated in the Restructuring Agreement, and (ix) any cancellation of indebtedness expense that may arise in the event there is a rescission of the contribution of the Junior Subordinated Notes as contemplated in the Shareholder Rescission Letter. Notwithstanding the foregoing, the costs and expenses incurred in connection with (x) the Transactions and (y) the Qualified Public Equity Offering shall each be excluded from the calculation of Consolidated EBITDA.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period; provided that in the event that the period for which the Consolidated Fixed Charge Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Senior Indebtedness and the Notes) as if such Indebtedness had been incurred at the beginning of such period and had remained outstanding throughout such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries for such period and (iii) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities for such period net of any cash income tax refunds actually received by the Borrower and its Subsidiaries during such period.

                  "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its

Subsidiaries on a consolidated basis; provided that Indebtedness outstanding pursuant to trade payables incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period; provided that in the event that the period for which the Consolidated Interest Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Interest Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Senior Indebtedness and the Notes) as if such Indebtedness had been incurred at the beginning of such period and had remained outstanding throughout such period.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP; provided that in the event that
(x) the period for which Consolidated Net Income is being determined includes any period prior to the Closing Date, the Consolidated Net Income shall be determined on the basis of the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries prior to the Closing Date and (y) if any Permitted Acquisition occurs at any time during such period, utilizing in all cases recent audited (or if no recent audited financial statements are available, recent unaudited) financial statements of such Permitted Acquisition, Consolidated Net Income shall be calculated on a pro forma basis to (I) include actual earnings of the acquired entity or business for such entire period prior to such Permitted Acquisition as if such Permitted Acquisition had taken place on the first day of such period, all as reasonably calculated by the Borrower based on actual results of operations of the acquired entity or business, (II) add back one-time or non-recurring, non-cash charges in connection with such Permitted Acquisition (provided that any such charges are calculated in accordance with Regulation S-X under the Securities Act) and (III) add back one-time or non-recurring, non-cash charges relating to in-process research and development calculated in accordance with GAAP and only to the extent that such charges do not exceed $10,000,000 in the aggregate for any fiscal year, all as reasonably calculated by the Borrower based on actual results of operations of the acquired entity or business.

                  "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement to which such Person is a party or by which it or any of such Person's property is bound.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Copyrights" shall have the meaning assigned to that term in
Section 6.18(a).

                  "Credit Party" shall mean each of KH LLC, Holdings, the Borrower, the KSI Entities, each Subsidiary Guarantor and any other Subsidiary which at any time executes and delivers any Mezzanine Transaction Document as required by this Agreement. For purposes of Article 12 of this Agreement, the KSI Entities will not be considered a "Credit Party". In addition, for purposes of Defaults set forth in Section 12(a)(iv), Section 12(a)(xi) and Section 12(a)(xiii), KH LLC will not be considered a "Credit Party".

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or is otherwise payable in whole or in part, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, at any time, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, at any time; provided, that no Existing Indebtedness shall be deemed Disqualified Stock for purposes of this Agreement.

                  "Dividend" with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized in the United States, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Borrower.

                  "Effective Date" has the meaning given to such term in Section 2.04.

                  "Employee Benefit Plans" shall have the meaning assigned to that term in Section 4.14(i).

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages (including, without limitation, natural resources damages) pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment, or personal injury or property damage, due to the presence of Hazardous Materials.

                  "Environmental Laws" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings, the Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. ("RCRA"); the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.Sections 2601 et seq.; the Clean Air Act, 42 U.S.C.Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.Sections 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

                  "Event of Default" shall have the meaning assigned to that term in Article 12 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Existing Indebtedness" shall mean the Indebtedness listed on
Schedule 6.19.

                  "Existing Notes" shall have the meaning assigned to that term in the preamble.

                  "Existing Securities Purchase Agreement" shall have the meaning assigned to that term in the preamble.

                  "Existing Warrants" shall have the meaning assigned to that term in the preamble.

                  "First Note Warrant" shall mean the First Note Warrant issued by Holdings in favor of the United States Filter Corporation pursuant to the Junior Warrant Agreement.

                  "First Seller Note" shall mean the First Note dated as of August 30, 2000 in the initial principal amount of $25,000,000 issued by Holdings in favor of the United States Filter Corporation.

                  "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short term commercial paper rating from Standard & Poor's Rating Services is at least A-1 or equivalent thereof or from Moody's

Investors Service, Inc. is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "GAAP" shall mean generally accepted accounting principles in effect within the United States, consistently applied.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, storage, treatment, disposal, or handling of Hazardous Material on, at, under or near the Real Property to be sold or the establishment for which control is to be transferred.

                  "Gryphon" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Gryphon Partners" shall have the meaning set forth in the definition of Gryphon Purchase Agreement below.

                  "Gryphon Purchase Agreement" shall mean the Note and Warrant Purchase Agreement dated as of July 17, 2003, among Holdings, the Borrower and Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P (collectively, "Gryphon Partners") pursuant to which Gryphon Partners purchased $5,250,000 principal amount of the Junior Subordinated Notes.

                  "Guaranteed Obligations" shall have the meaning assigned to that term in Section 13.01.

                  "Guarantor" shall have the meaning assigned to that term in the first paragraph hereof; provided that for purposes of Article 13 hereof, KH LLC shall be considered a Guarantor by virtue of its obligations under the Parent Non-Recourse Guaranty.

                  "Guaranty" shall mean the Guaranty of each of Holdings and each Subsidiary Guarantor pursuant to Article 13 hereof, the Parent Non-Recourse Guaranty and any other guaranty entered into by a Subsidiary of the Borrower pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit C.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, ureaformaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials" "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants" "contaminants," or "pollutants" under any applicable Environmental Law; and (c) any other chemical, material or substance subject to regulation or which can give rise to liability under Environmental Laws.

                  "Holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Borrower pursuant to Section 12 of that Note.

                  "Holdings" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Holdings Notes" means the 15% Convertible Senior Subordinated Notes dated June 6, 2003 and issued by Holdings to (a) MidOcean Capital Investors, L.P. in the original principal amount of $5,379,446.92, (b) Behrman Capital III L.P. in the original principal amount of $4,581,509.11 and (c) Strategic Entrepreneur Fund III, L.P. in the original principal amount of $39,043.97.

                  "Holdings Subordinated Debt" shall mean the $50 million (plus capitalized interest thereon) of non-cash interest paying structurally subordinated debt of Holdings evidenced by the First Seller Note and the Second Seller Note and issued to refinance certain preexisting intercompany indebtedness of the Borrower and its Subsidiaries.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (which term shall include principal, interest, fees, charges and the like relating to the foregoing) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount drawn and/or funded under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv),
(v), (vi) or (vii) of this definition secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided, however, that notwithstanding anything to the contrary in the foregoing or any other provision of this Agreement, the term "Indebtedness" as used for the calculation of financial covenants set forth in Sections 10.08 through 10.11, inclusive, on any date, (a) shall only include the principal amount of any Indebtedness outstanding on such date, (b) shall not include any obligations under the Liquidation Certificates, the Junior Subordinated Notes or the Celerity Junior Subordinated Notes, (c) shall not include any issued, but undrawn amounts under letters of credit referenced in section (ii) of this definition, (d) shall not include undrawn performance guarantees, performance sureties, performance bonds or similar letter of credit obligations permitted under this Agreement, and (e) shall not include any obligations referred to in Section 10.04(xvi).

                  "Initial Note Warrant" shall mean the Initial Note Warrant as defined in the warrant agreement by and between Holdings and United States Filter Corporation dated as of August 30, 2000.

                  "Intellectual Property" shall have the meaning assigned to that term in Section 6.18(a).

                  "Interest" shall have the meaning assigned thereto in the Notes.

                   "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section
10.05.

                  "IPO Registration Statement Amendment" shall have the meaning provided in Section 6.05(a).

                  "Joint Collateral Agent" shall mean the Bank of Nova Scotia, in its capacity as initial joint collateral agent under the TCP Intercreditor Agreement and any successor joint collateral agent appointed pursuant to the terms of the TCP Intercreditor Agreement, written notice of which has been given to the Holder.

                  "Junior Subordinated Notes" shall mean those certain 12.5% junior subordinated promissory notes of the Borrower made in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000 issued on July 17, 2003.

                  "KH LLC" shall mean KH LLC, a Delaware limited liability company.

                  "KSI" means Kinetic Systems, Inc., a California corporation.

                  "KSI Entities" shall mean the KSI Guarantors and KSI.

                  "KSI Guarantors" shall mean Kinetic Systems Caribe, Inc. and Kinetic Systems International, Inc.

                  "KSI Change of Control" shall mean, at any time, (i) the sale of any shares of capital stock of KSI by KH LLC (other than shares issued pursuant to employee stock plans approved by the Board of Directors of KSI not to exceed 5% of the fully diluted capital stock of KSI) or (ii) the sale of all or substantially all of the assets of KSI.

                  "KSI Junior Subordinated Notes" shall mean those certain 12.5% Junior Subordinated Instruments made by KSI in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000 issued or to be issued by KSI, as the same may be amended, restated or otherwise modified from time to time to the extent that such amendments, restatements and modifications are permitted by Section 10.12, only to the extent that such notes are the obligation of KSI.

                  "KSI/KGI Revolving Loan Agreement" shall mean that certain revolving facility dated the date hereof issued by KSI in favor of the Borrower in an amount not to exceed $24.0 million, which is to be repaid by KSI on the earliest of (x) a KSI Change of Control, (y) September 25, 2006 and (z) a Change of Control, which Indebtedness shall be senior in right of payment only to the KSI Junior Subordinated Notes but otherwise fully subordinated to any other Indebtedness of KSI, and which shall be cash pay and bear interest at LIBOR plus 5%.

                  "KSI Note" shall mean that certain $13.0 million note dated as of the date hereof issued by KSI in favor of the Borrower.

                  "KSI Spin-Off" shall have the meaning assigned to such term in the Restructuring Agreement.

                  "KTS Sale" shall have the meaning ascribed to such term in
Section 10.02(xv) hereof.

                  "Leases" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements and any other agreements (including, without limitation, all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period last ended.

                  "Licenses" shall have the meaning assigned to that term in
Section 6.18(a)(v).

                  "Lien" shall mean, with respect to any property, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, claim, charge or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale agreement, capital lease or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, including any easement, right-of-way or other encumbrance on title to Real Property, and any lease having substantially the same effect as any of the foregoing), in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing.

                  "Liquidation Certificates" means the certificates substantially in the form attached hereto as Exhibit G to be issued to the Purchasers hereunder representing the Senior Subordinated Liquidation Preference.

                  "Liquidation Event" means (i) any Change of Control, (ii) the sale or other disposition (whether by merger, reorganization, sale of assets or otherwise) of all or substantially all of the assets of KH LLC, Holdings, the Borrower or one or more of their Subsidiaries that, individually or in the aggregate, constitute all or substantially all of the assets of KH LLC, Holdings, the Borrower and their Subsidiaries taken as a whole or (iii) the liquidation, dissolution or winding up of KH LLC, Holdings, the Borrower or one or more of their Subsidiaries that, individually or in the aggregate, constitute all or substantially all of the business, operations or assets of KH LLC, Holdings, the Borrower and their Subsidiaries, taken as a whole. Notwithstanding the foregoing, (a) the dividend of all the equity interest in KSI held by the Borrower to Holdings and from Holdings to its shareholders and the merger of any of Holdings, the Borrower and their direct Subsidiaries solely among themselves or (b) a KSI Change of Control shall not be deemed to be a Liquidation Event.

                  "Liquidation Redemption Price" shall have the meaning assigned to that term in Section 3.01(a).

                  "Litigation Letter" means that certain letter dated as of even date herewith that provides for the payment by the Permitted Holders of certain expenses and liabilities that have arisen and may arise under the Alfa Laval Litigation.

                  "LLC Agreement" shall have the meaning assigned to that term in Section 4.24.

                  "Management Agreements" shall have the meaning assigned to that term in Section 4.14(ii).

                  "Material Adverse Effect" shall mean a material adverse effect on (x) the financial condition, business, operations or prospects of the Borrower and its Subsidiaries taken as a whole, (y) the ability of the Credit Parties (other than the KSI Entities) to pay their obligations or perform their respective agreements under the Mezzanine Transaction Documents or (z) the validity or enforceability of this Agreement or any of the other Mezzanine Transaction Documents or any of the material rights or remedies of any Purchaser hereunder or thereunder.

                  "Maturity Date" shall have the meaning set forth in the Notes.

                  "Mezzanine Purchase Option Agreement" shall mean the Mezzanine Purchase Option Agreement dated as of April 9, 2004 by and among KSI, Kinetic Systems Caribe, Inc. and Kinetic Systems International, Inc., and ACOF, SVAR, SVBF, SVBF II, MidOcean, Behrman Capital III, L.P., SEP and Gryphon Partners.

                  "Mezzanine Transaction Documents" shall mean collectively, this Agreement, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Warrants and the Liquidation Certificates, the Parent Non-Recourse Guaranty, the Sale Letter, the Litigation Letter, the Additional Units Letter, and after the execution and delivery thereof, each additional guaranty executed pursuant to Section 13.19 hereof.

                  "MidOcean" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower or its Subsidiaries maintained, contributed to or had an obligation to contribute to such plan.

                  "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by any Credit Party) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes the Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 180 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (b) with respect to any (x) capital contribution or sale or issuance of any equity interest and
(y) any incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Recovery Event, the cash insurance proceeds, condemnation awards and other compensation or payment received in respect thereof, together with any interest earned thereon, less the amount of any reasonable third-party expenses incurred in litigating, arbitrating, compromising or settling any claim out of such Recovery Event.

                  "New Warrants" shall have the meaning assigned thereto in
Section 2.02.

                  "Notes" shall have the meaning assigned thereto in Section
2.01.

                  "Optional Redemption Price" shall have the meaning assigned to that term in Section 3.02(a).

                  "Original Purchasers" shall have the meaning assigned to that term in the preamble.

                  "Original Warrants" shall have the meaning assigned to that term in the preamble.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

                  "Parent Non-Recourse Guaranty" shall have the meaning assigned thereto in Section 4.36.

                  "Patents" shall have the meaning assigned to that term in
Section 6.18(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" means any acquisition by the Borrower or any of its Subsidiaries of property from any Person or of outstanding equity interests in any Person that is approved by the Required Holders.

                  "Permitted Holders" shall mean MidOcean, Behrman, and Gryphon, and each of their respective Affiliates.

                  "Permitted Liens" shall have the meaning provided in Section 10.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than Multiemployer Plans and other than Foreign Pension Plans), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or one of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or one of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Planned Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, $6.0 million in fiscal year 2004, $6.5 million in fiscal year 2005 and for each fiscal year thereafter, representing the planned amount of Capital Expenditures of the Borrower and its Subsidiaries for such periods.

                  "Pro Forma Balance Sheet" shall mean the pro forma consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 4.10.

                  "Projections" shall mean each of the projections described in
Section 9.01(e).

                  "Purchase Money Obligation" of any Person shall mean (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets or (ii) any Indebtedness incurred at the time of or within 90 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof.

                  "Purchasers" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Qualified Capital Stock" of any Person shall mean any capital stock of such Person which is not Disqualified Stock.

                  "Qualified Public Equity Offering" means a bona fide underwritten sale to the public of common stock of Holdings (or any of its Subsidiaries) pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the Commission and such offering results in gross cash proceeds to Holdings or any of its Subsidiaries (exclusive of underwriter's discounts and commissions and other expenses) of at least $100.0 million.

                  "RCRA" shall have the meaning set forth in the definition of Environmental Laws, above.

                  "Real Property" shall mean, collectively, all right, title and interest (including, without limitation, any Leases) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

                  "Recovery Event" shall mean, with respect to any property (including Real Property) of Holdings, the Borrower or any Subsidiary, any loss of title with respect to Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking

(including by any Governmental Authority) of, such property (including Real Property) for which Holdings, the Borrower or any Subsidiary receives insurance proceeds or proceeds of a condemnation award or other compensation. "Recovery Event" shall include but not be limited to any taking of any Real Property of Holdings, the Borrower or any Subsidiary or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of Holdings, the Borrower or any Subsidiary or any part thereof, by any Governmental Authority, civil or military, but shall not include business interruption insurance.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived.

                  "Required Holders" shall mean the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority, including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

                  "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation , substantially in the form attached hereto as Exhibit I.

                  "Restated Shareholders Agreement" shall mean the Fourth Amended and Restated Shareholders Agreement dated as of September 26, 2003 among Holdings, the Purchasers and the other stockholders of Holdings, as amended.

                  "Restructuring Agreement" shall have the meaning assigned thereto in the preamble hereof.

                  "Sale Letter" shall mean that certain letter agreement dated as of the date hereof by and among the Agent hereunder, the Agent under and as defined in the TCP Purchase Agreement, KH LLC and KSI regarding the sale of KSI.

                  "Second Note Warrants" shall mean the Second Note Warrants issued by Holdings in favor of the United States Filter Corporation pursuant to the Junior Warrant Agreement.

                  "Second Seller Note" shall mean the Second Note dated as of August 30, 2000 in the initial principal amount of $25,000,000 issued by Holdings in favor of United States Filter Corporation.

                  "Securities" shall mean, collectively, the Notes, the Warrants and the Liquidation Certificates.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder as the same shall be in effect at the time.

                  "Senior Covenant Default" shall mean any event of default under (i) the Senior Credit Agreement or the TCP Purchase Agreement and in each case arising out of a breach of Sections 7.08(a) and (b), 8.01(g), 8.08, 8.11 and 9 of the Senior Credit Agreement and (ii) the corresponding section of the TCP Purchase Agreement.

                  "Senior Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of December 10, 2002 among Holdings, the Borrower, the Subsidiary Guarantors, the lenders party thereto from time to time, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc. and Banc One Capital markets, Inc., as amended, amended and restated, extended, supplemented, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, by increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or documents or any successor or replacement agreement or documents and whether by the same or any other agent, lender or group of lenders, in each case in accordance with the terms of this Agreement including, without limitation, Sections 10.04 and 10.12. The TCP Purchase Agreement shall not constitute an agreement refinancing the Indebtedness under the Senior Credit Agreement for purposes of this definition.

                  "Senior Debt Documents" shall mean the Senior Credit Agreement and, after the execution and delivery thereof pursuant to the terms of the Senior Credit Agreement, each note, each security document and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.12 of the Senior Credit Agreement, as the same may be amended from time to time.

                  "Senior Default" shall mean a Senior Payment Default or a Senior Covenant Default, as applicable.

                  "Senior Indebtedness" means (i) all Indebtedness currently outstanding or incurred in the future pursuant to the Senior Credit Agreement, the TCP Purchase Agreement, the Senior Purchase Option Agreement, the TCP Purchase Option Agreement, any Interest Rate Protection Agreements and any Other Hedging Agreements, and any renewals, extensions, refinancings, modifications or refundings thereof (on terms consistent with Sections 10.04 and 10.12 of this Agreement) and (ii) Additional Senior Indebtedness.

                  "Senior Obligations" shall mean the Obligations under and as defined in the Senior Credit Agreement and the Obligations under and as defined in the TCP Purchase Agreement and any outstanding Additional Senior Indebtedness.

                  "Senior Payment Default" shall mean any failure to pay principal, interest or any other amount owing with respect to Senior Indebtedness as and when such amount has become due and payable, at maturity, by acceleration, or otherwise.

                  "Senior Purchase Option Agreement" shall mean that certain Senior Purchase Option Agreement, dated as of the date hereof, executed by KSI and its Subsidiaries in favor of the Administrative Agent, on behalf of the Lenders (each under and as defined in the Senior Credit Agreement).

                  "Senior Subordinated Liquidation Preference" shall mean the amount payable by the Borrower to each of the Purchasers, in an aggregate amount equal to $10,000,000 on a pro rata basis on the terms set forth in Section 2.04, as evidenced by the Liquidation Certificates, the form of which is attached hereto as Exhibit G.

                  "SEP" shall mean Strategic Entrepreneur Fund III L.P.

                  "Shareholder Bridge Agreement" shall mean the $5 million bridge financing to Celerity Group, Inc., a California corporation evidenced by the 30 Day Subordinated Secured Note, the Secured Guaranty of KSI and the Security Agreement each dated as of March 8, 2004 between the Borrower and certain shareholders of Holdings.

                  "Shareholder Rescission Letter" shall mean that certain letter dated as of even date herewith from KSI to the holders of the Junior Subordinated Notes that provides for the rescission of the contribution of the Junior Subordinated Notes to KSI from the holders thereof.

                  "Shimmon" shall mean David J. Shimmon and Mary Beth Shimmon.

                  "Significant Contracts" shall have the meaning assigned to that term in Section 6.30(a).

                  "Solvent" shall mean (a) with respect to the Borrower and its Subsidiaries considered as a whole that (i) the assets and the property of the Borrower and its Subsidiaries considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Borrower and its Subsidiaries, considered as a whole, (ii) after giving effect to the Transactions, the Borrower and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the Transactions, the Borrower and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature; and (b), with respect the Borrower or KSI, that (i) the assets and property of that entity exceed the liabilities (including contingent and unliquidated liabilities) of such entity,
(ii) after giving effect to the transactions described in the Restructuring Agreement, such entity will not be left with unreasonably small capital, and
(iii) after giving effect to the Transactions, such entity is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "Special Power of Attorney Side Letter" shall mean that side letter of even date herewith whereby KH LLC grants to the Borrower a special power of attorney to perform certain acts on behalf of KH LLC to ensure satisfaction of the Borrower's obligations hereunder.

                  "Subordinated Indebtedness" shall mean (i) the principal of, premium, if any, and Interest on the Notes; (ii) any other obligations of the Borrower arising out of or in connection with this Agreement, the Notes or the other Mezzanine Transaction Documents; and (iii) any obligations of Holdings or any of the other Credit Parties arising out of or in connection with the Guaranties or the other Mezzanine Transaction Documents (including, solely for the purposes of Article 16 hereof, the Liquidation Certificates).

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. For the avoidance of doubt, for all purposes under this Agreement, no KSI Entity shall be considered a "Subsidiary" of any Credit Party.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on the signature pages hereto or which executes a Joinder Agreement after the Closing Date. No KSI Entity shall be considered a Subsidiary Guarantor hereunder.

                  "Support Agreement" has the meaning given to such term in the Restructuring Agreement.

                  "SVAR" shall have the meaning assigned to that term in the first paragraph hereof.

                  "SVBF" shall have the meaning assigned to that term in the first paragraph hereof.

                  "SVBF II" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement dated as of the date hereof between Holdings, the Borrower and KSI, which agreement shall not be amended without the consent of the Agent.

                  "TCP" shall mean Tennenbaum Capital Partners, LLC, a Delaware limited liability company.

                  "TCP Additional Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated as of the date hereof, by and among J.H. Whitney Mezzanine Fund, L.P., J.H. Whitney Market Value Fund, LLC, The Northwestern Mutual Life Insurance Company, Albion Alliance Mezzanine Fund II, L.P., MidOcean Celerity Investment Partners, L.P., ACOF, Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC, and Special Value Bond Fund II, LLC.

                  "TCP Assignment and Assumption Agreement" has the meaning given to such term in the preamble.

                  "TCP Documentation" shall mean the TCP Purchase Agreement, the TCP Second Lien Notes, the TCP Warrants, the TCP Intercreditor Agreement and each other document, certificate or instrument executed in connection with the TCP Purchase Agreement.

                  "TCP Holders" shall have the meaning set forth in the definition of TCP Purchase Agreement, below.

                  "TCP Intercreditor Agreement" shall mean that certain Intercreditor and Subordination agreement, dated as of September 26, 2003, by and between the Agent, for the benefit of the Lenders, and TCP, concerning the subordination of liens granted to TCP and related matters, as amended from time to time.

                  "TCP Purchase Agreement" shall mean the Amended and Restated Purchase Agreement dated as of April 9, 2004 between the Borrower, Holdings, the Subsidiary Guarantors, the note purchasers named therein (together with their successors and registered assigns, the "TCP Holders") and TCP, as agent for the TCP Holders, together with its successors and assigns in such capacity, as amended, amended and restated, extended, supplemented, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, by increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or documents or any successor or replacement agreement or documents and whether by the same or any other agent, lender or group of lenders, in each case in accordance with the terms of this Agreement including, without limitation, Sections 10.04 and 10.12.

                  "TCP Purchase Option Agreement" means that certain TCP Purchase Option Agreement, dated as of the date hereof, executed by KSI and its Subsidiaries in favor of the holders of the TCP Second Lien Notes.

                  "TCP Retained Warrants" shall mean one-half of those warrants issued on August 30, 2000 exercisable at $0.01 held by Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC and Special Value Bond Fund II, LLC pursuant to that certain Assignment and Assumption Agreement dated as of February 4, 2004 by and among such parties and J.H. Whitney Market Value Fund, L.P. The aggregate number of shares of Common Stock underlying the TCP Retained Warrants is 118,747.

                  "TCP Second Lien Notes" shall mean those certain LIBOR plus 10% Second Lien Notes due 2006 issued by the Borrower to the purchasers under the TCP Purchase Agreement, as amended, amended and restated, extended, supplemented, refinanced or otherwise modified from time to time.

                  "TCP Warrants" shall mean those certain detachable warrants to purchase Holdings' outstanding preferred stock and common stock, that have been issued by Holdings to the purchasers under the TCP Purchase Agreement.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower, in each case taken as one accounting period, provided, that as it applies to the determination of Consolidated EBITDA, Consolidated Cash Interest Expense and Consolidated Fixed Charges for Minimum EBITDA, for the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the Leverage Ratio, (a) for the fiscal quarter ended on or nearest to March 31, 2004, Test Period shall mean the fiscal quarter of the Borrower ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by four, (b) for the fiscal quarter ended on or nearest June 30, 2004, Test Period shall mean the period of two consecutive fiscal quarters of the Borrower ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by two, (c) for the fiscal quarter ended on or nearest September 30, 2004, Test Period shall mean the period of three consecutive fiscal quarters of the Borrower ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by 1.333.

                  "Trademarks" shall have the meaning assigned to that term in
Section 6.18(a).

                  "Trade Secrets" shall have the meaning assigned to that term in Section 6.18(a).

                  "Transactions" shall mean, collectively, (i) the Transactions under and as defined in the Restructuring Agreement, (ii) the transactions under the Assignment and Assumption Agreement, (iii) the transactions under the TCP Assignment and Assumption Agreement, (iv) the transactions and issuances of securities described in this Agreement and (v) the payment of the fees and expenses owing in connection with the foregoing.

                  "2003 SAFECO Reimbursement Agreement" shall have the meaning assigned to that term in Section 4.34.

                  "2004 SAFECO Reimbursement Agreement" shall mean the Amended and Restated Reimbursement Agreement dated of even date herewith by and among Holdings, the Borrower, Celerity Group, Inc. (CA), KSI, Deutsche Bank AG, MidOcean Capital Investors L.P., Behrman Capital III LP, Strategic Entrepreneur Fund III L.P., David J. Shimmon, Mary Beth Shimmon, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P., and MidOcean Celerity Investment Partners, LP.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with the actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "United Filter Warrants" shall mean each of the Initial Note Warrant, First Note Warrant and Second Note Warrant.

                  "Unitholders Agreement" shall have the meaning assigned thereto in Section 4.25.

                  "Unrestricted Cash" shall mean any cash not subject to any Lien in favor of any Person other than either the Administrative Agent for the benefit of the Lenders under the Senior Credit Agreement or the holders of the TCP Second Lien Notes.

                  "Warrants" shall have the meaning assigned thereto in Section 2.02.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         1.02 Accounting Terms: Financial Statements. The financial statements to be furnished to the Purchasers pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Purchasers); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 10.08 through 10.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Purchasers pursuant to Section 4.19 unless otherwise requested by the Purchasers from time to time. In addition, except as otherwise specifically provided herein, all computations made with respect to Sections 10.08 through 10.11, inclusive, shall be calculated without giving effect to any impact of FIN 45 (relating to accounting for interests in variable interest entities) or FIN 46 (regarding accounting for guaranteed debt of a guarantor), as issued by the Financial Accounting Standards Board. At the request of the Agent, the Borrower shall promptly provide a reconciliation of the effects of the foregoing financial pronouncements on the computations required under Section 10.08 through 10.11, inclusive.

         1.03 Knowledge of Holdings and the Borrower. All references to the knowledge of Holdings or the Borrower or to facts known by Holdings or the Borrower shall mean actual knowledge or notice of the Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, General Counsel or other executive officer of Holdings or the Borrower, as the case may be, or any of its Subsidiaries or any division of Holdings, the Borrower or any of its Subsidiaries or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.

                                    ARTICLE 2

                       PURCHASE AND SALE OF THE SECURITIES

         2.01 Purchase and Sale of the Notes. The Borrower and each Guarantor acknowledge that the Existing Notes have been sold by the Original Purchasers to certain Purchasers under the Assignment and Assumption Agreement and the remaining Purchasers under the TCP Assignment and Assumption Agreement. Those Existing Notes will be amended and restated as set forth in this Agreement and in the form attached hereto as Exhibit A (the "Notes"). Each of the parties to this agreement acknowledges that the Purchasers currently own Notes in the principal amount specified opposite such Purchaser's name on Annex 1, and at the conclusion of the transactions contemplated hereby, each Purchaser will own Notes in the principal amount specified opposite such Purchaser's name on Annex 3.

         2.02 Purchase and Sale of the Warrants. Subject to the terms and conditions herein set forth, Holdings agrees that it will issue and sell to the Purchasers, and each Purchaser agrees that it will acquire from Holdings on the Closing Date, warrants in form and substance satisfactory to the Purchasers (the "New Warrants", and together with the warrants to acquire capital stock of Holdings previously held by the Purchasers, the "Warrants") exercisable for the number of shares of Common Stock and Preferred Stock specified opposite such Purchaser's name on Annex 2 in consideration for each Purchaser's participation in the Transactions. The Warrants listed on Annex 2 do not include the TCP Retained Warrants. The parties hereto acknowledge that the Warrants purchased by certain Purchasers hereunder pursuant to the Assignment and Assumption Agreement may be immediately exchanged into warrant strips as set forth in the Letter Agreement dated as of the date hereof between the Purchasers and Holdings. The parties hereto acknowledge that this obligation of Holdings to issue the New Warrants may be exchanged by the Holder thereof directly into membership interests in KH LLC in accordance with the terms of the Restructuring Agreement without requiring the New Warrants to be issued in physical form prior to such exchange. Upon such exchange, such membership interests in KH LLC will be subject to the terms of, and will be entitled to all of the rights and benefits therefor in, the LLC Agreement and the Unitholders Agreement. Such membership interests may be transferred separately from the Notes. Each of the parties to this agreement acknowledges that the Purchasers own (prior to the transactions contemplated herein) Warrants exercisable for the number of shares of Common Stock of Holdings specified opposite such Purchaser's name on Annex 1, and at the conclusion of the transactions contemplated hereby, each Purchaser will, pursuant to this Agreement, own Warrants exercisable for the number of shares of Common Stock of Holdings specified opposite such Purchaser's name on Annex 3. The Warrants listed on Annex 1 and Annex 3 do not include the TCP Retained Warrants.

         2.03 Purchase Price of the Warrants. (a) The Purchasers (other than SVAR, SVBF and SVBF II) will pay an aggregate of $756,296.36 to the Borrower for their respective Warrants (the "Warrant Purchase Price").

         (b) SVAR, SVBF and SVBF II shall simultaneously purchase their respective Warrants from the Borrower under the TCP Purchase Agreement.

         2.04 Senior Subordinated Liquidation Preference. The Borrower agrees to issue to each of the Purchasers its pro rata share of the Senior Subordinated Liquidation Preference on the terms set forth herein, in the form of a Liquidation Certificate, substantially in the form of Exhibit G hereto. Payment of the Senior Subordinated Liquidation Preference shall be subject to the subordination provisions set forth in Article 16 of this Agreement. Subject to the foregoing, the Senior Subordinated Liquidation Preference shall be payable to the holders of such Liquidation Certificates in full upon the earliest of (i) the repayment in full of the Notes, (ii) the acceleration of the Notes and (iii) the Maturity Date; provided that the Senior Subordinated Liquidation Preference shall not be payable until all Senior Obligations are indefeasibly paid in full in cash and, provided, further, that if the Senior Subordinated Liquidation Preference is not paid on the first to occur of (i) repayment in full of the Notes, (ii) the acceleration of the Notes or (iii) the Maturity Date, the Senior Subordinated Liquidation Preference shall increase by an additional 2.5% per annum, such accretions to accrue daily and compound quarterly on the last day of each calendar quarter until the Senior Subordinated Liquidation Preference is paid in full. Payments of the Senior Subordinated Liquidation Preference shall be made by wire transfer of immediately available funds to an account or accounts designated by the holders of the Liquidation Certificates. Each Purchaser's pro rata share shall equal a fraction, the numerator of which shall be the outstanding principal balance of the Notes held by such Purchaser on the date on which the Senior Subordinated Liquidation Preference is issued (the "Effective Date") and the denominator of which shall be the sum of the outstanding principal balances of all Notes held by the Purchasers on the Effective Date. Notwithstanding the foregoing, the Purchasers hereby agree that as among the Purchasers, the Borrower and the holders of the Junior Subordinated Notes or Celerity Junior Subordinated Notes, as the case may be, the Borrower shall apply funds available for the payment of the obligations under the Mezzanine Transaction Documents and in respect of the Junior Subordinated Notes or Celerity Junior Subordinated Notes, as the case may be, according to the following priority in time and right of payment:

                           (i) first, to the payment of all obligations under the Mezzanine Transaction Documents, other than the Senior Subordinated Liquidation Preference and the Warrants, until paid in full in cash;

                           (ii) second, to the payment of the Senior Subordinated Liquidation Preference until paid in full in cash;

                           (iii) third, to the payment of principal of and accrued interest under the Junior Subordinated Notes or Celerity Junior Subordinated Notes, as the case may be, until paid in full in cash; and

                           (iv) fourth, to the payment of the Make-Whole Amount (under and as defined in the Junior Subordinated Notes);

         provided, however, that nothing in this sentence shall affect the rights of the holders of the obligations under the Senior Debt Documents, the TCP Documentation or the obligations of the noteholders under the subordination provisions of the Notes and the Junior Subordinated Notes.

         2.05     Purchase Price of the Senior Subordinated Liquidation
Preference.

         (a) The Purchasers (other than SVAR, SVBF and SVBF II) will pay an aggregate of $1.375 million to the Borrower for their respective Liquidation Certificates representing the right to receive an aggregate of $9,166,666.67 of the Senior Subordinated Liquidation Preference.

         (b) SVAR, SVBF and SVBF II shall simultaneously purchase their respective Liquidation Certificates representing the right to receive an aggregate of $833,333.33 of the Senior Subordinated Liquidation Preference from the Borrower under the TCP Purchase Agreement.

         (c) The Liquidation Certificates and the Senior Subordinated Liquidation Preference evidenced thereby will be treated by the parties hereto as equity for tax purposes.

         2.06 Warrants. (a) The Warrants and the shares into which the Warrants are convertible are subject to the terms of, and are entitled to all of the rights and benefits therefor in, the Restated Shareholders Agreement until such time as the Warrants are exchanged for units in KH LLC and then, the LLC Agreement and the Unitholders Agreement. (b) The Warrants, the Notes and the Liquidation Certificates may be transferred separately from one another.

         2.07 Expenses at Closing. Concurrently with the execution hereof, the Borrower shall (a) reimburse all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel) incurred in connection with (i) the negotiation and execution and delivery of this Agreement, the other Mezzanine Transaction Documents and any instrument delivered in connection therewith as well as any amendments, modifications or waivers thereto, (ii) the Purchasers' due diligence investigation and (iii) the transactions contemplated by this Agreement and the other Mezzanine Transaction Documents, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers.

         2.08 Closing. The purchase and issuance of the Securities shall take place at the closing (the "Closing") to be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York at 10:00 a.m., Eastern Standard Time, on April 9, 2004 or at such other place or on such other Business Day thereafter as may be agreed upon by the parties hereto (the "Closing Date"). At the Closing, the Borrower shall deliver the Liquidation Certificates and Holdings shall deliver the Warrants to the Purchasers against delivery by the applicable Purchasers to the Borrower of the purchase price therefor. In each case, payment of such purchase price shall be by wire transfer.

         2.09 Financial Accounting Positions; Tax Reporting. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all federal, state and local tax purposes.

                                    ARTICLE 3

                               PREPAYMENT OF NOTES

         3.01     [Intentionally Omitted].

         3.02 Optional Prepayment/Redemption. Subject to the subordination provisions of Article 16 of this Agreement:

                  (a) Upon notice given to the Holder as provided in Section 3.01(b), the Borrower, at its option, may, subject to the provisions of Article 16 of this Agreement, prepay all or any portion of the principal amount of the Notes at any time, by paying to each Holder an amount equal to 100% of the outstanding principal amount of each Note (the "Optional Redemption Price"), together with Interest accrued and unpaid thereon to the date fixed for such prepayment; provided, however, each prepayment of less than the full outstanding balance of the principal amount of any Note shall be in an aggregate principal amount of $1.0 million or integral multiples thereof, and provided, further, that unless all Notes shall be paid in full in cash, the aggregate principal balance of the Notes outstanding at any time shall be at least $5.0 million. In the case of each redemption of less than all of the outstanding Notes, the Notes shall be redeemed pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

                  (b) The Borrower shall give written notice of prepayment of any Note, or any portion thereof, pursuant to this Section 3.02 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Article 3 shall be given in the manner specified in Section 14.02. Upon notice of prepayment pursuant to this Article 3 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, the Notes or the portion thereof so called for prepayment, at the Optional Redemption Price with respect to the outstanding principal amount of the Notes or the portion thereof so called for prepayment, together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 3.02(c).

                   (c) All optional prepayments under this Section 3.02 shall include payment of accrued Interest on the principal amount of the Notes so prepaid and shall be applied first to all costs, expenses and indemnities payable under this Agreement, then to payment of default interest, if any, then to payment of the Interest, and thereafter to principal.

                                    ARTICLE 4

                          CONDITIONS TO THE RESPECTIVE
                          OBLIGATIONS OF THE PURCHASERS
                           TO PURCHASE THE SECURITIES

                  The effectiveness of the amendment and restatement of the Existing Securities Purchase Agreement and the obligation of the Purchasers to purchase the Warrants and the Liquidation Certificates, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the respective Purchaser of the following conditions on or before the Closing Date, provided, that the occurrence of the Closing shall constitute evidence of the satisfaction or waiver of such conditions. None of the Purchasers shall be obligated to purchase any Warrant or Liquidation Certificate unless the purchase and sale of all the Warrants and Liquidation Certificates occurs simultaneously.

         4.01 Representations and Warranties. The representations and warranties of the Credit Parties contained in Article 6 and those otherwise made in writing by or on behalf of the Credit Parties in connection with the Transactions shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of such date (unless such representation or warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date).

         4.02 Compliance with this Agreement. The Credit Parties shall have performed and complied with all of their agreements and conditions set forth or contemplated herein or in the

Restructuring Agreement that are required to be performed or complied with by such parties on or before the Closing Date, and the Purchasers shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the Chief Executive Officer, President or a Vice President of the Borrower.

         4.03 Certificates. (a) The Purchasers shall have received certificates from each Credit Party, dated the Closing Date (a) substantially in the form of Exhibit H signed by the Secretary or an Assistant Secretary of such Credit Party, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Credit Party, and resolutions of the Board of Directors of the Credit Party approving the Mezzanine Transaction Documents and the Restructuring Agreement to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of the Credit Party executing any Mezzanine Transaction Document and the Restructuring Agreement to which it is a party or any other document delivered in connection herewith and therewith on behalf of such Credit Party and (b) substantially in the form of Exhibit H-1 signed by the President, Chief Financial Officer or Treasurer of the such Credit Party certifying that (i) the conditions to closing set forth in Section 4 have been satisfied, (ii) the representations and warranties contained in this Agreement and the other Mezzanine Transaction Documents and the Restructuring Agreement are true and correct in all material respects and (iii) no Default or Event of Default has occurred and is continuing or would result from the Transactions.

                           (b) All corporate and legal proceedings and all
material instruments and agreements in connection with the Transactions shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Purchasers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         4.04 Documents; Due Diligence. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may reasonably request in connection with or relating to the Transactions contemplated hereby, all in form and substance satisfactory to the Purchasers. In addition, the Purchasers shall have, to their sole satisfaction and the satisfaction of their legal counsel, completed a due diligence review, including without limitation, with respect to business, legal, accounting, environmental and tax matters.

         4.05 Purchase of Securities Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the other Mezzanine Transaction Documents or the Restructuring Agreement (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which either

Purchaser or the transactions contemplated by or referred to herein or in the other Mezzanine Transaction Documents or the Restructuring Agreement are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         4.06 Opinion of Counsel. The Purchasers shall have received favorable written opinions of (i) Cooley Godward LLP, special counsel to Holdings, the Borrower and its Subsidiaries covering the matters set forth in Exhibit D, (ii) Fenwick & West, special counsel to Holdings, the Borrower and its Subsidiaries covering the matters set forth in Exhibit D-1 and (iii) general counsel to Holdings, the Borrower and its Subsidiaries covering the matters set forth in Exhibit D-2, in each case dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

         4.07 Approval of Counsel to the Purchasers. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by Holdings, the Borrower and each of their Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Milbank, Tweed, Hadley & McCloy LLP, counsel to certain of the Purchasers, in its reasonable judgment (including, without limitation, the opinion of counsel referred to in Section 4.06 hereof).

         4.08     [Intentionally omitted]

         4.09 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Securities to be purchased hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

         4.10 Pro Forma Balance Sheet. The Purchasers shall have received a Pro Forma Balance Sheet of the Borrower and Holdings, certified by the chief financial officer of the Borrower and Holdings, respectively that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by the (a) Transactions and (b) the Mezzanine Transaction Documents, including all material fees and expenses in connection therewith.

         4.11 Good Standing Certificates. The Purchasers shall have received good standing certificates for each Credit Party for each of their respective jurisdictions of incorporation and all other jurisdictions where they are required to be qualified to conduct business as such business is currently operated.

         4.12 No Litigation. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any

Governmental Authority shall have been threatened against any Purchaser, Holdings, the Borrower or any of their Subsidiaries (i) seeking to restrain or prevent the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which would, if resolved adversely to such Purchaser, Holdings, the Borrower or such Subsidiary, severally or in the aggregate, have a Material Adverse Effect, other than the Alfa Laval Litigation.

         4.13 Fees, Expenses, Etc. On the Closing Date, the Borrower shall have paid to the Purchasers all costs, fees and expenses (including, without limitation, legal fees and expenses) described herein.

         4.14 Employee Benefit Plans; Management Agreements; Debt Agreements; Senior Debt Documents; Tax Sharing Agreements and Due Diligence. On or prior to the Closing Date, there shall have been made available for review by the Purchasers and their counsel true and correct copies of the following documents:

                  (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) for the most recent plan year, and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, if any, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries (provided that the foregoing shall apply in the case of any Multiemployer Plan, if any, only to the extent that any document described therein is in the possession of the Borrower, KSI or any Subsidiary thereof (collectively, the "Employee Benefit Plans"));

                 (ii) all agreements with members of, or with respect to, the management of Holdings, the Borrower, KSI or any of their Subsidiaries (collectively, the "Management Agreements");

                (iii) all agreements evidencing or relating to Indebtedness of Holdings, the Borrower, KSI or any of their Subsidiaries which are to remain outstanding after giving effect to the incurrence of Indebtedness under this Agreement on the Closing Date (collectively, the "Debt Agreements");

                 (iv) all Senior Debt Documents; and

                  (v) all tax sharing, tax allocation and other similar agreements entered into by Holdings, the Borrower, KSI or any of their respective Subsidiaries;

all of which Employee Benefit Plans, Management Agreements, Debt Agreements, Senior Debt Documents and the foregoing tax sharing agreements described in (v) above shall be in form and substance reasonably satisfactory to the Purchasers and shall be in full force and effect on the Closing Date.

         4.15 Indebtedness. On the Closing Date, after giving effect to the consummation of the Transactions, Holdings, the Borrower and their Subsidiaries shall have no outstanding Indebtedness except Existing Indebtedness and any Securities issued hereunder that may constitute Indebtedness as defined herein, and no such party shall be in default in the observance or performance of any agreement or condition relating thereto, except with respect to the failure to provide audited financial statements under Section 8.01(b) of the Existing Securities Purchase Agreement and similar requirements under the Senior Credit Agreement and the TCP Purchase Agreement.

         4.16 Guaranty. Holdings, the KSI Entities and each Subsidiary Guarantor existing on the Closing Date shall have guaranteed the obligations of the Borrower and its Subsidiaries hereunder and duly authorized, executed and delivered a counterpart of this Agreement.

         4.17 Adverse Change, Etc. (a) On the Closing Date, there shall not have occurred or been threatened since December 26, 2003 any change (or a series of changes) that the Purchasers shall determine, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

                           (b) On or prior to the Closing Date, all necessary
material governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transactions, any of the other transactions contemplated by this Agreement shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transactions or the other transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transactions or the other transactions contemplated by this Agreement.

         4.18 Solvency Certificate; Solvency Opinion. On or before the Closing Date, the Borrower shall cause to be delivered to the Purchasers a (a) solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit F hereto, which shall be addressed to the Purchasers and dated as of the Closing Date, after giving effect to the KSI Spin-Off, setting forth the conclusion that the Borrower and its Subsidiaries taken as a whole are Solvent, (b) a solvency opinion from the Chief Financial Officer of the Borrower and KSI, respectively, in the form of Exhibit F-1 hereto, which shall be addressed to the Purchasers and dated as of the Closing Date, setting forth the conclusion that each of KSI and the Borrower is Solvent and (c) a Solvency Opinion given by a third party as to the solvency of the Borrower and KSI, in form and substance acceptable to the Purchasers, after giving effect to the Transactions.

         4.19 Financial Statements; Projections. On or prior to the Closing date, the Purchasers shall have received and be satisfied with (a) copies of the financial statements referred to in Section 6.05 (including the pro forma balance sheet giving effect to the Transactions) and the projections referred to in Section 6.05(d), (b) an officer's certificate as to the reasonableness of the assumptions underlying the Projections, and (c) an officer's certificate as to the scope and substance (as contained in Section 6.05(a)) of the unaudited consolidated financial statements of Holdings, the Borrower and its Consolidated Subsidiaries provided to the Holders, which certificate shall provide that the Borrower would have been in compliance with the covenants under this Agreement based on unaudited financial statements for fiscal year 2003. A certificate from the Chief Financial Officer of the Borrower shall be delivered to the Agent confirming that, based on conversations with the Borrower's outside auditors, no material adjustments or modifications will be required to be made to Holdings', the Borrower's and its Consolidated Subsidiaries' financial information contained in the Holdings, the Borrower's and its Consolidated Subsidiaries' unaudited quarterly and annual financial statements for fiscal 2003 as a result of such auditors' review in preparation of the unaudited financial statements for fiscal 2003 for such business.

         4.20 Assignment and Assumption Agreement. The Assignment and Assumption Agreement shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers.

         4.21 BioKinetics Litigation. The Purchasers shall be satisfied with and have approved the terms of any settlement of the Alfa Laval Litigation to the extent settlement of such litigation occurs prior to the Closing Date.

         4.22 Tax Effects. The Purchasers shall be satisfied as to the tax effects to them from the Transactions contemplated hereunder and under the Restructuring Agreement.

         4.23 Restructuring Agreement. The Restructuring Agreement shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers. The TCP Additional Assignment and Assumption Agreement and the Abandonment Agreement shall have been executed and delivered to the Agent hereunder in form and substance satisfactory to the Agent.

         4.24 Amended and Restated Limited Liability Company Agreement. An amended and restated limited liability company agreement for KH LLC (the "LLC Agreement") shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers.

         4.25 Unitholders Agreement. A unitholders agreement relating to the membership interests in KH LLC shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers (the "Unitholders Agreement").

         4.26 Service of Process. The Purchasers shall have received evidence that (i) each Credit Party shall have duly and irrevocably appointed CT Corporation System as agent for service of process and (ii) CT Corporation System shall have accepted such appointment.

         4.27 Securities Laws. The offering and sale of the Securities to the Purchasers shall have complied with all Requirements of Law and shall be exempt from registration under the Securities Act.

         4.28 Execution of Notes. The Notes, as amended hereby, shall have been executed by the Borrower, and delivered to the Purchasers, in the amount, maturity and as otherwise provided herein.

         4.29 Warrant Obligation; Warrant Exchange. A warrant exchange agreement providing for the exchange of each Purchaser's Warrants into membership interests in KH LLC shall have been executed by KH LLC and Holdings and delivered to the Purchasers substantially in the form attached as Exhibit B hereto.

         4.30 Liquidation Certificates. The Liquidation Certificates shall have been executed by the Borrower and delivered to the Purchasers substantially in the form of Exhibit G hereto.

         4.31     [Intentionally omitted]

         4.32 Amended Debt Documents. Amendments to and/or consents under the Senior Credit Documents and the TCP Debt Documentation shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers.

         4.33     [Intentionally omitted]

         4.34 SAFECO Forbearance. The parties to the SAFECO Reimbursement Agreement dated as of February 18, 2003 (the "2003 SAFECO Reimbursement Agreement"), by and among Holdings, the Borrower, KSI, Celerity, MidOcean Capital Investors, L.P., Behrman, SEP, and Shimmon shall have agreed, in form and substance reasonably satisfactory to the Agent, to delay the payment due under such agreement (a) as to Shimmon, until the earliest of the consummation of a Qualified Public Equity Offering, January 10, 2005, and the earliest date arising under clause (b) immediately hereafter and (b) as to MidOcean, Behrman and SEP, until the earlier of (i) such time as all amounts (including principal and interest thereon, to the extent applicable) payable, regardless of when due and including principal, under the TCP Second Lien Notes, the Notes, and the Senior Subordinated Liquidation Preference have each been paid in full, and (ii) the date upon which the SAFECO surety facility no longer requires the guaranty or other credit support of any Person other than KH LLC, KSI or any of the Credit Parties or their Subsidiaries (other than by termination of such SAFECO surety facility by KH LLC, KSI or any of the Credit Parties or their subsidiaries). The parties to the 2003 SAFECO Reimbursement Agreement and Deutsche Bank AG, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P. and MidOcean Celerity Investment Partners, L.P. shall have entered into the 2004 SAFECO Reimbursement Agreement. In addition, the parties to such agreement shall further agree, in form and substance reasonably satisfactory to the Agent, to defer any payment similar to the payment due on March 31, 2004 (subject to the forbearance above) under the 2003 SAFECO Reimbursement Agreement, and any extension or replacement thereof, until after the Maturity Date of the TCP Second Lien Notes and the Notes.

         4.35 Parent Non-Recourse Guaranty. A non-recourse guaranty by KH LLC in favor of the Holders of the Notes shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers (the "Parent Non-Recourse Guaranty").

         4.36 Performance; No Default. Each Credit Party shall have performed all of its obligations under this Agreement required to be performed by such Person at or prior to the Closing, and no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the issuance and sale of the New Securities.

                                    ARTICLE 5

                          CONDITIONS TO THE OBLIGATIONS
          OF HOLDINGS AND THE BORROWER TO ISSUE AND SELL THE SECURITIES

                  The obligations of each of Holdings and the Borrower to issue and sell the Warrants and the Liquidation Certificates, as applicable, and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, Holdings and the Borrower of the following conditions on or before the Closing Date:

         5.01 Representations and Warranties. The representations and warranties of the Purchasers contained in Article 7 hereof shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of such date (unless such representation or warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date).

         5.02 Compliance with this Agreement. The Purchasers shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                          OF HOLDINGS AND THE BORROWER

                  In order to induce the Purchasers to purchase the Securities, Holdings, the Borrower and the Subsidiary Guarantors make the following representations, warranties and agreements, in each case after giving effect to the Transactions as consummated on the Closing Date, all of which shall survive the execution and delivery of this Agreement and the Securities, on and as of the Closing Date.

         6.01 Corporate Status. Each of Holdings, the Borrower and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) except as disclosed on Schedule 6.01, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification.

         6.02 Corporate Power and Authority. Each of Holdings, the Borrower and each of their respective Subsidiaries has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Mezzanine Transaction Documents and the Restructuring Agreement to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Mezzanine Transaction Documents and the Restructuring Agreement. Each of such Mezzanine Transaction Documents and the Restructuring Agreement constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Mezzanine Transaction Documents and the Restructuring Agreement to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of any Credit Party.

         6.04 Governmental Approvals. Except as required to effect the Transactions, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Mezzanine Transaction Document and the Restructuring Agreement or (ii) the legality, validity, binding effect or enforceability as to any Credit Party of any Mezzanine Transaction Document and the Restructuring Agreement.

         6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc. (a) The audited balance sheet of Holdings for the fiscal year ended on or nearest to December 27, 2002 and the draft audited balance sheets of Holdings, the Borrower and its Consolidated Subsidiaries for the fiscal year ended on or nearest to December 26, 2003 in the form required for Amendment No. 5 of the Registration Statement on Form S-1 for the initial public offering of Holdings (the "IPO Registration Statement Amendment") and the unaudited monthly balance sheets of Holdings as of January 23, 2004 and February 20, 2004, and, in each case, the related statements of income, cash flows and shareholders' equity of Holdings, the Borrower and its Consolidated Subsidiaries for the fiscal year or month, as the case may be, ended on such dates, copies of which have been furnished to the Purchasers prior to the Closing Date, present fairly in all material respects the financial position of Holdings, the Borrower and its Consolidated Subsidiaries at the dates of such balance sheets and the results of the operations of Holdings, the Borrower and its Consolidated Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied. The pro forma consolidated balance sheet of Holdings, the Borrower and its Consolidated Subsidiaries as of February 20, 2004, as if the Refinancing and as if the Transactions had been effected as of such date, copies of which have been furnished to the Purchasers prior to the Closing Date, present fairly in all material respects the pro forma consolidated financial position of Holdings, the Borrower and its Consolidated Subsidiaries as of February 20, 2004.

                           (b) On and as of the Closing Date, on a pro forma
basis after giving effect to the Transactions and to all Indebtedness (including the Notes) being incurred or assumed, with respect to each of Holdings and the Borrower, individually, and each such Person and its Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its Subsidiaries, taken as a whole, will exceed its or their debts; (y) such Person has or Persons have not incurred and do/does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) such Person or Persons will have sufficient capital with which to conduct its/their business. For purposes of this Section 6.05(b), "debt" means any liability on a claim and "claim" means a (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                           (c) Except (i) as fully disclosed in the financial
statements (including the pro forma financial statements) delivered under this Agreement, (ii) liabilities incurred in connection with the Transactions, (iii) the Existing Indebtedness and (iv) for non-material liabilities arising in the ordinary course of business since February 20, 2004, there were as of the Closing Date no liabilities or obligations with respect to Holdings, the Borrower or its Consolidated Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due). As of the Closing Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Sections 4.10 and
4.19 which, either individually or in the aggregate, could be adverse to Holdings, the Borrower and their respective Subsidiaries taken as a whole.

                           (d) On and as of the Closing Date, the projections
which have been delivered to the Purchasers on or prior to the Closing Date have been prepared on a basis consistent with the financial statements referred to in
Section 6.05(a), and are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable as of the date of such projections, and there are no statements or conclusions in any of the projections which are based upon or include information known to Holdings, the Borrower or any of its Consolidated Subsidiaries to be misleading in any respect or which fail to take into account information regarding the matters reported therein. On the Closing Date, the Borrower believes that the projections were reasonable, it being recognized by the Purchasers, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections may differ from the projected results and such differences may be material.

                           (e) Since February 20, 2004 no event has occurred
that is or could reasonably be expected to be materially adverse to the condition (financial or otherwise), business, operations or prospects of Holdings, the Borrower and its Consolidated Subsidiaries taken as a whole, except for the Alfa Laval Litigation.

         6.06 Litigation. Except as described in Schedule 6.06, there are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened against any of Holdings, the Borrower or any of their respective Subsidiaries.

         6.07 True and Complete Disclosure. All factual information furnished by or on behalf of Holdings, the Borrower and their respective Subsidiaries in writing to a Purchaser or the Agent for purposes of or in connection with this Agreement, the other Mezzanine Transaction Documents or any transaction contemplated herein or therein is, taken as a whole is true and accurate in all material respects on the date as of which such information is dated or certified and do not omit to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         6.08 Tax Returns and Payments. Each Credit Party has filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on its financial statements in accordance with GAAP. Each Credit Party has at all times paid, or have provided reserves determined adequate in accordance with GAAP for the payment of, all Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as set forth on
Schedule 6.08, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of each Credit Party, threatened by any authority regarding any taxes relating to any Credit Party. Except as set forth on Schedule 6.08, as of the Closing Date, none of the Credit Parties has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Credit Party, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Credit Party not to be subject to the normally applicable statute of limitations. None of the Credit Parties has incurred, or will incur, any tax liability in connection with the Transactions that could reasonably be expected to have a Material Adverse Effect.

         6.09 Compliance with ERISA. (i) Schedule 6.09(a) sets forth, as of the Closing Date, each Plan and each Multiemployer Plan. Except as set forth on
Schedule 6.09(b) or to the extent that any breach of the representations set forth herein would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (determined without regard to items disclosed on Schedule 6.09(b)), each Plan currently maintained or contributed to by the Borrower or any Subsidiary (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan currently maintained or contributed to the Borrower or any Subsidiary (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, or such Plan is within the remedial amendment period for submitting an application for a determination letter, or has been drafted with the intent that it meets the requirements of Sections 401(a) and 501(a) of the Code and will be amended as required by the Internal Revenue Service to meet such requirements; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities of all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Closing Date by $1,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan currently maintained or contributed to by the Borrower or any Subsidiary or ERISA Affiliate and each Multiemployer Plan currently maintained or contributed to by the Borrower or any Subsidiary or ERISA Affiliate have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan or Multiemployer Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or, to the Borrower's knowledge, is likely to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan currently maintained or contributed to by the Borrower or any Subsidiary of the Borrower (other than routine claims for benefits) is pending, or to the Borrower's knowledge is expected or threatened; the aggregate liabilities of the Borrower and its Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower or any of its Subsidiaries has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and the Borrower or any of its Subsidiaries may cease contributions to or terminate any Employee Benefit Plan maintained by any of them without incurring any material liability.

                  (ii) Except as set forth on Schedule 6.09(c), each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan have been and are expected to be timely made; none of the Credit Parties has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The excess of the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, used by the actuary for such plan in accordance with applicable local standards, over the current value of the assets of each such Foreign Pension Plan allocable to such benefit liabilities could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

         6.10 Representations and Warranties in Documents. On the Closing Date, all representations and warranties of any Credit Party set forth in the other Mezzanine Transaction Documents and the Restructuring Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

         6.11 Title to Properties; Possession Under Leases. (a) Schedule 6.11(a)(i) contains a true and complete list of each parcel of Real Property owned by the Borrower and/or any Domestic Subsidiary after giving effect to the KSI Spin-Off and describes the type of interest therein held by the Borrower and/or the Domestic Subsidiaries. Schedule 6.11(a)(ii) contains a true and complete list of each Real Property leased, subleased or otherwise occupied or utilized (including, without limitation, each property subject to Lease) by the Borrower and/or any Domestic Subsidiary, as lessee, as of the date hereof and describes the type of interest therein held by the Borrower and/or the Domestic Subsidiaries and which provides for annual lease payments in excess of $50,000. Except as set forth on Schedule 6.11(a)(iii), each of the Borrower and the Subsidiaries has good and indefeasible fee simple title to all its owned Real Property free and clear of all Liens other than Permitted Liens.

                           (b) On the Closing Date, the lessee under each lease
set forth on Schedule 6.11(a)(ii) is in peaceable or undisturbed possession of the Real Property and improvements, buildings, machinery, equipment or other tangible property or assets covered thereby and such lessee is not in material default thereunder and any prior material default has been cured or waived except to the extent that any breach of the representations set forth under this Section 6.11(b) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                           (c) Except as set forth on Schedule 6.11(c), title to
all property (other than Real Property) is held by Holdings, the Borrower and/or each Subsidiary free and clear of all Liens.

                           (d) The owned, leased or otherwise utilized property
of the Borrower and the Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the assets and properties which are required for the business and operations of the Borrower and the Subsidiaries as presently conducted.

                           (e) Except as set forth on Schedule 6.11(e), as of
the Closing Date, none of the Borrower or any Subsidiary has received any notice of, or has any knowledge of, the occurrence or pendency or contemplation of any Recovery Event affecting all or any portion of the property.

                  6.12 Capitalization. On the Closing Date and after giving effect to the Transactions, the authorized capital stock of (x) Holdings shall consist of 500,000,000 shares of common stock, $0.0001 par value per share, 93,449,395 of which shall be issued and outstanding, and 120,000,000 shares of preferred stock, $0.0001 par value per share, 41,295,887 of which shall be issued and outstanding, and (y) the Borrower shall consist of 1,000 shares of common stock, $0.01 par value per share, 1,000 of which shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule 6.12, as of the Closing Date, neither Holdings, the Borrower or any Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. Schedule 6.12 sets forth, as of the Closing Date, a list of all preemptive rights granted with regard to the capital stock of Holdings or the Borrower. The Warrants listed on Annex 3, in aggregate, are exercisable for approximately 6.0% of the total outstanding shares of capital stock of Holdings on a fully-diluted basis, other than upon the conversion of the US Filter Notes and Capital Call Notes as defined in the Restructuring Agreement. The Warrants listed on Annex 3 do not include the TCP Retained Warrants.

         6.13 Subsidiaries. (a) Holdings has no direct Subsidiaries other than the Borrower.

                           (b) After giving effect to the KSI Spin-Off, the
Borrower has no Subsidiaries other than (i) those Subsidiaries listed on
Schedule 6.13(b), and (ii) new Subsidiaries created in compliance with Section 10.15.

                           (c) An accurate organization chart, showing the
ownership structure of Holdings, the Borrower and each of their respective Subsidiaries on the Closing Date but after giving effect to the KSI Spin-Off is set forth on Schedule 6.13(c).

         6.14 Compliance with Statutes, Etc. Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.15 Status under Certain Federal Statutes. No Credit Party is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility" as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         6.16 Environmental Matters. (a) Except as disclosed on Schedule 6.16, (a) each Credit Party and each of their respective businesses, operations and Real Properties has complied with, and on the Closing Date will be in compliance with, all applicable Environmental Laws and the requirements of any permits and authorizations issued under such Environmental Laws. There is no Environmental Claim that is (i) pending or, to the best knowledge of each Credit Party after due inquiry, threatened against any Credit Party or any Real Property or (ii) pending, or to the best knowledge of each Credit Party after due inquiry, threatened against any Person whose liability for such Environmental Claim may have been assumed by contract or otherwise by any Credit Party or may be imputed by law to any Credit Party. There are no facts, circumstances, conditions or occurrences that could reasonably be expected (i) to form the basis of an Environmental Claim against such Credit Party or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any applicable Environmental Law. No Credit Party has received notice that it is or may be identified as a potentially responsible party, or any request or information, under CERCLA or other Environmental Law.

                           (b) Hazardous Materials have not at any time been
generated, used, treated, stored or disposed on, or transported to or from, any Real Property owned or operated by any Credit Party where such generation, use, treatment, storage or disposal has violated or could reasonably be expected to violate, or resulted or could reasonably be expected to result in an Environmental Claim against any Credit Party or Real Properties under, any Environmental Law. Hazardous Materials have not been Released on or from any Real Property owned or operated by any Credit Party where such Release has violated or could reasonably be expected to violate, or resulted or could reasonably be expected to result in an Environmental Claim against any Credit Party or Real Properties under, any applicable Environmental Law. No Real Property owned or operated by any Credit Party nor any of their respective predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System list promulgated under CERCLA, or on any comparable list of contaminated sites published by any Governmental Authority. No Credit Party nor any of their respective predecessors in interest has sent any Hazardous Materials to an off-site location that could reasonably be expected to result in an Environmental Claim.

                           (c) The execution and delivery of this Agreement and
the consummation of the Transactions will not trigger any Governmental Real Property Disclosure Requirements.

                           (d) Notwithstanding anything to the contrary in this
Section 6.16, the representations made in this Section 6.16 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described in this Section 6.16 could reasonably be expected to have a Material Adverse Effect.

         6.17 Labor Relations. Except as set forth on Schedule 6.17, none of the Credit Parties is engaged in any unfair labor practice and there is:

                  (i) no unfair labor practice complaint pending against any Credit Party or, to the best knowledge of the Credit Parties, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the best knowledge of the Credit Parties, threatened against any of them,

                  (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the best knowledge of the Credit Parties, threatened against any Credit Party and

                  (iii) to the best knowledge of the Credit Parties, no union representation proceeding is pending with respect to the employees of Credit Party, except (with respect to any matter specified in clause
         (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         6.18 Patents, Licenses, Franchises and Formulas. (a) "Intellectual Property" means all intellectual property rights of any nature or form of protection of a similar nature or having equivalent or similar effect to any of the foregoing, including, without limitation: (1) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patentable, and all United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, and the like, and any provision applications of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing (collectively "Patents"); (2) any word, name, symbol, color, designation, or device or any combination thereof (to the extent the same may be trademarked under applicable law), including, without limitation, any United States or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol, and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith (collectively "Trademarks"); (3) any work, whether or not a registered copyright in the United States or elsewhere, that incorporates, is based upon, derived from, or otherwise uses any intellectual property, including, without limitation, mechanical and electronic design drawings (including, without limitation, computer-aided design files), specification, software (including, without limitation, source code and object code), processes, technical or engineering data, test procedures, schematics, writings, materials, products, artwork, packaging and advertising materials algorithms, flowcharts, and know-how (collectively "Copyrights"); (4) technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processed, practices, formulas, assembly procedures, computer programs, apparatuses, specifications, books, records, production data, publications, databases, reports, manuals, data and results, in written, electronic, or any other form not known or hereafter developed (collectively "Trade Secrets"); and (5) mask work and similar rights protecting integrated circuit or chip topographies or designs. "Borrower Intellectual Property" means all of the Intellectual Property that is owned by any Credit Party or any Credit Party has the right to use pursuant to written license, sublicense, agreement or permission, that is used or useful in, related to, or arises out of the conduct of the business or services of such Credit Party as of the Closing Date including, but not limited to:

                  (i)      all Patents;

                  (ii)     all Trademarks;

                  (iii)    all Copyrights;

                  (iv)     all Trade Secrets;

                  (v) all licenses, sublicenses, agreements and permissions by which the Credit Party uses Intellectual Property owned by a third party, or a third party uses Intellectual Property owned by such Credit Party, including those listed on Schedule 6.18(a)(v) (the "Licenses"); and

                  (vi) all internet, intranet and world wide web content, sites and pages, and all HTML and other code related thereto.

         (b) Except as set forth on Schedule 6.18(b), no claim has been threatened or asserted by any Person that a Credit Party has interfered with, infringed upon, misappropriated or otherwise violated (whether through the use of the Borrower Intellectual Property or otherwise) any Intellectual Property rights of any third party, and no claim has been asserted by any Person as to the use of the Borrower Intellectual Property or alleging any such interference, infringement, misappropriation or violation (including any claim that the relevant Credit Party must license or refrain from using any Intellectual Property rights of any third party), and to the knowledge of any Credit Party, there is no valid basis for any such claim. To the knowledge of any Credit Party, no third party has interfered with, infringed upon, misappropriated or otherwise violated any rights of any Credit Party with respect to the Borrower Intellectual Property. The Borrower has made available to the Purchasers all infringement studies, including opinions of counsel, prepared by or on behalf of any Credit Party.

         (c) Except as set forth on Schedule 6.18(c), with respect to each item of Borrower Intellectual Property:

                  (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, nor, to the knowledge of any Credit Party, is any of the foregoing threatened;

                  (ii) no claim or investigation is pending or, to the knowledge of any Credit Party, threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                  (iii) no Credit Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item; and

                  (iv) no Credit Party has taken, or is aware of, any actions, including a sale or offer for sale, the disclosure of which could lead to the invalidity of any such item.

         (d) Schedule 6.18(a)(v) identifies each material license, sublicense, agreement and permission by which any Credit Party uses the Intellectual Property owned by a third party or a third party uses the Borrower Intellectual Property. The Borrower has made available to the Purchasers correct and complete copies of all such Licenses (as amended to date). With respect to each License:

                  (i) the License is legal, valid, binding, enforceable and in full force and effect with respect to the applicable Credit Party, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (A) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                  (ii) to the knowledge of the Credit Parties, no Credit Party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

         6.19 Indebtedness. Schedule 6.19 sets forth a true and complete list of all Indebtedness (excluding the Notes) that will be existing immediately after the consummation of the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective company and any other entity which directly or indirectly will guarantee such debt (the "Existing Indebtedness"). Schedule 6.19A sets forth a true and complete list of all Indebtedness (excluding the Notes) existing immediately prior to the consummation of the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective company and any other entity which directly or indirectly guaranteed such debt. Except as set forth on Schedule 6.19A, no default or event, act or condition which with notice or lapse of time, or both, would constitute a default has occurred that would trigger or is continuing under the Indebtedness set forth therein.

         6.20 Transactions. At the time of consummation thereof, the Transactions shall have been consummated in all material respects in accordance with the terms of the respective Mezzanine Transaction Documents and all applicable laws. At the time of consummation of the Transactions, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transactions. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions or the performance by any Credit Party of its obligations under the respective Mezzanine Transaction Documents. All actions taken by Holdings or any Credit Party pursuant to or in furtherance of the Transactions have been taken in all material respects in compliance with the respective Mezzanine Transaction Documents and all applicable laws.

         6.21 Insurance. Schedule 6.21 sets forth a true and complete listing of all insurance maintained by the Credit Parties as of the Closing Date, and with the amounts insured (and any deductibles) set forth therein. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, the Credit Parties are in compliance in all material respects with the terms thereof and no amounts available under any such policy have been materially exhausted. The insurance reflected on Schedule
6.21 is adequate and customary for the business engaged in by the Credit Parties and is sufficient for compliance by the Credit Parties with all requirements of law and all agreements and leases to which a Credit Party is a party. No Credit Party has received notice of default under any such insurance policy, and has not received written notice or oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to such insurance policy. Since August 30, 2000, except with respect to contract surety, no Credit Party has had an application for an insurance policy rejected.

         6.22 Subordinated Debt Provisions. The subordination provisions contained in the Holdings Subordinated Debt, the Holdings Notes and the Junior Subordinated Notes are enforceable against the Credit Parties party thereto.

         6.23 Withholding and Other Taxes. Except as set forth on Schedule 6.23, the Borrower and its Subsidiaries have properly withheld and currently paid all applicable federal and state unemployment Taxes and other federal and state Taxes payable with respect to the income of their employees (including without limitation, all Taxes and other amounts withheld pursuant to their employees' Internal Revenue Service form W-4, all social security, all Federal Insurance Contribution Act ("FICA") contributions and all Federal Unemployment Tax Act contributions), and have currently paid all workers compensation insurance, disability and insurance benefits properly payable with respect to their employees, other than immaterial amounts not paid through oversight and promptly corrected.

         6.24 Certain Fees. Except for the fees and expenses referred to in Sections 2.07 and 14.13, no broker's or finder's fee or commission has been paid or will be payable by the Borrower with respect to the offer, issuance and sale of the Notes.

         6.25 Corporate Information. As of the date hereof, the jurisdiction of organization, the principal place of business, chief executive office and location of its books and records of Holdings, the Borrower and each of their Subsidiaries is set forth on Schedule 6.25 attached hereto and none of Holdings, the Borrower, nor any of their Subsidiaries, nor any of their respective predecessors has had any other chief executive office or principal place of business except as set forth on Schedule 6.25 during the five years immediately preceding the date hereof.

         6.26 Securities Exemptions. The Holdings Merger, as defined and as contemplated in the Restructuring Agreement, and each other transaction involving the issuance of securities by the Company or its Affiliates in the Phase I Restructuring (as defined in the Restructuring Agreement) is exempt from the registration requirements of the Securities Act pursuant to a valid exemption thereunder.

         6.27 Board Approval. The Board of Directors of each Credit Party has been sent copies of all Mezzanine Transaction Documents and the Restructuring Agreement and the Board of Directors of each Credit Party has approved the Transactions and all other transactions contemplated hereby and by such Mezzanine Transaction Documents and the Restructuring Agreement. In addition, the Board of Directors of Holdings and the Borrower have been sent and each approved the annual financial statements and received copies of the quarterly financial statements, each delivered to the Purchasers pursuant to
Section 6.05.

         6.28 Customers. (a) Schedule 6.28 sets forth a list of the five largest customers (by revenue) of the Borrower and its Subsidiaries for the one-year period ended December 26, 2003 together with the approximate dollar amount of goods or services provided to or by such customer or supplier during said period.

         (b)      Since December 26, 2003, no customer set forth on Schedule
6.28 has (i) discontinued being a customer of the Borrower or its Subsidiaries or given any notice, oral or written, and no Credit Party has any reason to believe that, any customer on such schedule is considering discontinuing business with the Borrower or its Subsidiaries, (ii) materially reduced or given any notice, oral or written, and no Credit Party has any reason to believe that, any customer on such schedule is considering materially reducing its current purchases from the Borrower or its Subsidiaries or (iii) materially changed the terms or conditions from those previously used in its purchases from the Borrower or its Subsidiaries, or given notice, oral or written, and no Credit Party has any reason to believe that, any customer on such schedule is considering materially changing the terms or conditions from those previously used in its purchases from the Borrower or its Subsidiaries.

         6.29 Affiliate Transactions. (a) For purposes of this Section 6.29, the term "Affiliated Person" means any Affiliate or any member of the immediate family or any of Affiliate.

                  (b) Except as set forth in Schedule 6.29 or as contemplated in the Restructuring Agreement, since December 26, 2003, no Credit Party has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from (other than in connection with their role as director, officer or executive of such Credit Party), (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of such Credit Party), (iii) entered into or modified in any manner any material contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

                  (c) Except as set forth in Schedule 6.29 or as contemplated in the Restructuring Agreement, (i) the contracts of the Credit Parties do not include any obligation or commitment between any Credit Party and any Affiliated Person, (ii) the assets of any Credit Party do not include any receivable or other obligation or commitment from an Affiliated Person to such Credit Party and (iii) the liabilities of any Credit Party do not include any payable or other obligation or commitment from such Credit Party to any Affiliated Person.

                  (d) No Affiliated Person of any Credit Party is a party to any contract with any customer or supplier of such Credit Party that materially and adversely affects in any manner the business, financial condition or results of operation of such Credit Party.

         6.30 Material Contracts. (a) Set forth on Schedule 6.30(a) is a list of all contracts, agreements (whether oral or written) to which each Credit Party is a party or by which the any Credit Party is bound or to which any of the properties, assets or operations of a Credit Party is subject, in each case to the extent that such contracts or agreements are material to the business of such Credit Party (collectively, the "Significant Contracts"). Notwithstanding the foregoing, the following shall be deemed to be Significant Contracts: (i) all master contracts or agreements with the Borrower's five largest customers during calendar year 2003, (ii) all distribution contracts, supply contracts, national accounts contracts valued in excess of $1.0 million annually, (iii) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money, (iv) any license or grant or agreement relating to Intellectual Property (other than with respect to readily available commercial office software), (v) any agreement or instrument under which the Borrower is obligated to incur liabilities, or render services, valued in excess of $1.0 million annually, (vi) any acquisition, joint venture, partnership or other similar contracts or agreements entered into by the Borrower since January 1, 2001, and (vii) any contract or agreement restricting or otherwise affecting the ability of any Credit Party to compete in its business or otherwise in any jurisdiction or for any time period. Subject to the following sentence, prior to the date hereof, the Borrower has provided true and complete copies of all such Significant Contracts to the Purchasers.

         (b) Except as set forth on Schedule 6.30(b), to the knowledge of all Credit Parties, each Significant Contract is a legal, valid and binding agreement of the respective Credit Party to which it relates, no Credit Party nor any other party thereto is in default under any Significant Contract, and none of such Significant Contracts has been canceled by the other party thereto; to the knowledge of any Credit Party, each Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Borrower which would entitle the other party to such Significant Contract to terminate the same or declare a default or event of default thereunder; the Borrower is not in receipt of any claim of default under any such agreement.

                                    ARTICLE 7

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each Purchaser purchasing securities on the date hereof, severally but not jointly, hereby represents and warrants as to itself as follows:

         7.01 Authorization; No Contravention. The execution, delivery and performance by it of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

         7.02 Binding Effect. This Agreement has been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         7.03 No Legal Bar. The execution, delivery and performance of this Agreement by it will not violate any Requirement of Law applicable to it.

         7.04 Purchase for Own Account. The Securities to be acquired by it pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of any Note, Warrant or Liquidation Certificate under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If any Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Each Purchaser agrees to the imprinting of a legend on certificates representing all of the Securities held by it to the following effect: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

         7.05 ERISA. Either (i) no part of the funds used by it to purchase the Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the
Code) or (ii) the purchase of the Warrants and Liquidation Certificates by it is exempt from the restrictions on prohibited transactions of ERISA and the Code pursuant to one or more statutory, regulatory or administrative exemptions.

         7.06 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

         7.07 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.01 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, each of Holdings and the Borrower jointly and severally agrees to indemnify and hold harmless the Purchasers and their respective Affiliates and each of their respective officers, directors, trustees, agents, employees, Subsidiaries, partners, members, attorneys, accountants and Controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between Holdings and the Borrower (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of any Credit Party (only as defined herein) in this Agreement, the Restated Shareholders Agreement, the LLC Agreement, the Unitholders Agreement, the Notes, the Warrants, the Liquidation Certificates or the other Mezzanine Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Notes, the Liquidation Certificates or the other Mezzanine Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by Holdings, the Borrower, any of its Subsidiaries or any holders of equity or indebtedness of Holdings, the Borrower or any of its Subsidiaries or derivative actions brought by any Person claiming through or in Holdings' or the Borrower's or any of its Subsidiaries'
name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Mezzanine Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that neither Holdings nor the Borrower shall be liable under this
Section 8.01 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without Holdings' or the Borrower's consent, as the case may be (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, Holdings or the Borrower shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of Holdings and the Borrower to indemnify for expenses as set forth above, Holdings and the Borrower further agree, jointly and severally, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between Holdings and the Borrower (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from
(i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Mezzanine Transaction Document.

         8.02     Procedure; Notification. Each Indemnified Party under this
Article 8 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Holdings or the Borrower under this Article 8, notify Holdings and the Borrower in writing of the commencement thereof. The omission of any Indemnified Party so to notify Holdings and the Borrower of any such action shall not relieve Holdings or the Borrower from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in Holdings' or the Borrower's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify Holdings and the Borrower of the commencement thereof, Holdings and/or the Borrower shall be entitled to assume the defense thereof at its or their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which Holdings, the Borrower or any of its Subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at Holdings' and/or the Borrower's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between Holdings, the Borrower or any of its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall either Holdings or the Borrower be required to pay fees and expenses under this Article 8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Holdings and the Borrower each agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Neither Holdings nor the Borrower shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         8.03 Restated Shareholders Agreement or Unitholders Agreement. Notwithstanding anything to the contrary in this Article 8, (a) the indemnification and contribution provisions of the Restated Shareholders Agreement or the Unitholders Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder and
(b) the indemnification provisions of the LLC Agreement shall govern any claim made by a Covered Party (as defined in the LLC Agreement) under such agreement.

                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

                  Until the payment of all principal of and interest on the Notes and all other amounts due to Purchasers under this Agreement, the Liquidation Certificates and the other Mezzanine Transaction Documents, including, without limitation, all fees, expenses and amounts due in respect of indemnity obligations under Article 8, each of Holdings and the Borrower hereby covenants and agrees, absent the prior written consent of the Required Holders, as follows:

         9.01 Financial Statements and Other Information. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Borrower shall deliver to the Purchasers each of the financial statements and other reports described below in this Section 9.01:

                           (a) (i) Monthly Reports. Within 30 days after the end
of each fiscal month of Holdings, the Borrower and its Consolidated Subsidiaries (or, if earlier, at the time delivered by the Borrower to its Board of Directors) (i) the management reports furnished by the Chief Financial Officer to the Chief Executive Officer and the Chairman of the Board, and, such report shall include a consolidated balance sheet, income statement, and statement of cash flow of Holdings, the Borrower and its Consolidated Subsidiaries as at the end of such month and results of operations for each during such month and the Consolidated EBITDA for such month in each case setting forth comparative figures for the corresponding month in the prior fiscal year, (ii) year-to-date financial statements, including a consolidated balance sheet, income statement, and statement of cash flow of Holdings, the Borrower and its Consolidated Subsidiaries (covering the period from the beginning of the then-current fiscal year to the month of issuance of the statements), (iii) an analysis of 13-week cash flows provided on a monthly basis as compared to that period's projected cash flows (described in Section 9.01(d) below) and (iv) a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of the Borrower to the effect that (x) the consolidated financial statements delivered hereunder have been prepared in accordance with

GAAP (except for the lack of footnotes and subject to year-end audit adjustments), fairly present the financial condition and result of operations of Holdings, the Borrower and its Consolidated Subsidiaries , and (y) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Credit Parties have taken, are taking, or propose to take with respect thereto).

                    (ii) Quarterly Financial Statements. (A) Within 45 days after the close of each quarterly accounting period in each fiscal year of Holdings, the Borrower and its Consolidated Subsidiaries, commencing with the fiscal quarter ending March 31, 2004, (i) the consolidated balance sheets of Holdings, the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows and results of operations and Consolidated EBITDA, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly periods as set forth in the respective projection delivered pursuant to Section 9.01(e), all of which shall be certified by the Chief Financial Officer or Treasurer of the Borrower subject to normal year-end audit adjustments, (ii) year-to-date financial statements, including a consolidated balance sheet, income statement, and statement of cash flow of Holdings, the Borrower and its Consolidated Subsidiaries (covering the period from the beginning of the then-current fiscal year to the quarter of issuance of the statements), (iii) an analysis of 13-week cash flows provided on a quarterly basis as compared to that period's projected cash flows (described in Section 9.01(e) below), (iv) a comparison of the quarterly and quarterly year-to-date statements delivered pursuant to (i) and
(ii) above with the budget used by management for such period of each of Holdings, the Borrower and its Consolidated Subsidiaries for such period, (v) a comparison of the financial statements provided under this subsection 9.01(a)(ii) against the financial statements provided for the same period during the prior fiscal year of each of Holdings, the Borrower and its Consolidated Subsidiaries, (vi) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods and (vii) a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of the Borrower and Holdings, respectively, to the effect that (x) the consolidated financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and subject to year-end audit adjustments), fairly present the financial condition and result of operations of Holdings, the Borrower and its Consolidated Subsidiaries and each has been received and reviewed by the Board of Directors of the Borrower and Holdings, respectively (and, following the filing of the IPO Registration Statement Amendment approved by the Board of Directors of the registrant thereunder) and (y) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Credit

Parties have taken, are taking, or propose to take with respect thereto), and
(B) within 75 days after the close of each quarterly accounting period in each fiscal year of KH LLC, commencing with the fiscal quarter ending March 31, 2004, the balance sheets of KH LLC as at the end of such quarterly accounting period and the related statements of income and cash flows for such quarterly accounting period.

                            (b) Annual Financial Statements. Within 90 days
after the close of each fiscal year of the Borrower and Holdings, (i) the consolidated balance sheets of Holdings, the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings, cash flows and Consolidated EBITDA for such fiscal year setting forth comparative figures for the preceding fiscal year and as received and approved by the Board of Directors of the Borrower and Holdings, respectively, and certified, in the case of such consolidated financial statements, by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Required Holders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Consolidated Subsidiaries and Holdings and its Consolidated Subsidiaries, respectively, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default with respect to the covenants described in Sections 10.08 through 10.11 which has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof,
(ii) a comparison of such annual financial statements with the budget used by management for such period of the Borrower and Holdings, (iii) an analysis of cash flow in such year as compared to that year's forecast (as provided in (e) below), and (iv) management's discussion and analysis of the important operational and financial developments during such fiscal year. Notwithstanding anything to the contrary provided in this Section 9.01(b) or any other provision of this Agreement, (y) the consolidated balance sheets of Holdings for the fiscal year 2003 and the related consolidated statements of income and retained earnings and of cash flows for the fiscal year 2003 shall be delivered by the earlier of two Business Days after receiving an accountants report related to such financial statements and September 30, 2004 (provided, that if Holdings completes a Qualified Public Equity Offering by July 15, 2004, the requirement to deliver such financials is permanently waived) and (z) the consolidated balance sheet of Holdings, the Borrower and its Consolidated Subsidiaries for the fiscal year 2003 and the related consolidated statements of income and retained earnings and of cash flows for fiscal year 2003, after giving effect to the KSI Spin-Off and the anticipated Qualified Public Equity Offering of Holdings, in the form required to be filed with the SEC in connection with the anticipated Qualified Public Equity Offering of Holdings, shall be delivered concurrently with such filing and in no even later than May 30, 2004.

                           Within 120 days after the close of each fiscal year
of KH LLC, the balance sheets of KH LLC as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year, together with a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of KH LLC to the effect that the financial statements delivered hereunder (x) are special purpose parent financial statements which are non-GAAP because they do not include the consolidation of its Subsidiaries and (y) present the financial condition and result of operations of KH LLC and such financial statements have been received and reviewed by the Board of Managers of KH LLC.

                           (c)      Compliance Certificate. Together with each
delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 9.01(a)(i), 9.01(a)(ii) and 9.01(b) above, the Borrower shall deliver or cause to be delivered a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit E (or in such other form or substance as shall be satisfactory to the Agent) and referred to as a "Compliance Certificate") signed by the chief executive officer or chief financial officer of the Borrower (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer). The Borrower and the Purchasers acknowledge and agree that calculations of covenant compliance, with respect to the financial covenants contained in Sections 10.08 through 10.11 hereof and contained in any such compliance certificate delivered for a month that is not the last month of a fiscal quarter, will be for informational purposes only and shall not measure compliance (or lack of compliance) with such financial covenants.

                           (d)      Accountants' and other Reports. Promptly
upon receipt thereof, the Borrower shall deliver copies of all reports submitted by (i) the Borrower's firm of independent certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services,
(ii) all audit response letters prepared by counsel to any of the Credit Parties, and (iii) subject to any limitations required to preserve attorney-client privileges, any legal advisers or consultants of the Borrower conducting an audit or review of any aspect of the business of any Credit Party.

                           (e)      Projections. No later than 60 days after the
commencement of each fiscal year of the Borrower commencing with its fiscal year 2005, Holdings and the Borrower and its Consolidated Subsidiaries shall prepare and deliver to the Purchasers projections of Holdings and the Borrower and its Consolidated Subsidiaries, respectively, in each case in substantially the form of the projections previously delivered to the Purchasers for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) each of the years immediately following such fiscal year up to the Maturity Date prepared in summary form of Holdings and the Borrower and its Consolidated Subsidiaries, accompanied by the statement of the Chief Financial Officer or Treasurer of the Borrower or Holdings, as applicable, setting forth the principal assumptions upon which such projections are based. In addition, the Borrower shall, no later than 15 days after the end of each fiscal month of the Borrower commencing with the month ending March 31, 2004, provide cash flow projections for the upcoming 13 weeks indicating anticipated sources and uses of cash and the liquidity position of the Borrower based on available Unrestricted Cash and availability under the revolver under the Senior Credit Agreement.

                           (f)      SEC Filings and Press Releases. Promptly,
(i) copies of all financial information, proxy materials and other information and reports, if any, which Holdings, the Borrower or any of its Subsidiaries shall file with the SEC or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) and (ii) all press releases and other statements made available by Holdings, the Borrower or any of its Subsidiaries to the public concerning material developments in the business of Holdings, the Borrower or any of its Subsidiaries.

                           (g)      Events of Default, Etc. Promptly, and in any
event within five Business Days after a senior officer of any Credit Party obtains knowledge thereof, the Borrower shall deliver notice of (i) the occurrence of any event which constitutes a default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened
(x) against any Credit Party which could reasonably be expected to have a Material Adverse Effect (including any material development therein), (y) with respect to any Indebtedness in excess of $1.0 million of any Credit Party or (z) with respect to any Mezzanine Transaction Document.

                           (h)      No Defaults. The Borrower shall deliver to
the Purchasers concurrently with the delivery of the financial statements referred to in Section 9.01(a) and 9.01(b), a certificate of the Borrower's Chief Financial Officer stating that to his or her knowledge no Event of Default shall have occurred during the period covered thereby, except as specified in such certificate.

                           (i)      Environmental Matters. Promptly upon, and in
any event within ten Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters which occur after the Closing Date, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                  (i) any Environmental Claim pending or threatened in writing against any Credit Party or any Real Property owned or operated by any Credit Party;

                  (ii) any condition or occurrence, including without limitation the Release of any Hazardous Materials on, at, under, from, or arising from any Real Property owned or operated by any Credit Party that (a) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by any Credit Party that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Credit Party of such Real Property under any Environmental Law; and

                  (iv) the taking of any investigation, removal, remedial or other corrective action in response to the actual presence or Release of any Hazardous Material on, at, under, or from any Real Property owned or operated by any Credit Party as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Holders all material notices received by any Credit Party from any government or governmental agency under, or pursuant to, CERCLA.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial or other corrective action and the relevant Credit Party's response thereto. In addition, the Borrower will provide the Holders with copies of all material communications with any government or governmental agency and all material communications with any Person (other than any Credit Party's attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 9.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Required Holders.

                           (j)      Subsidiary Guarantor Reports; Joint Venture
Reports. The Borrower shall cause each Subsidiary Guarantor to deliver its monthly, quarterly and annual financial statements at the time as the Borrower and Holdings provide their monthly and audited financial statements to the Holders, but only to the extent such Subsidiary Guarantor's financial statements are not consolidated with Holdings' or the Borrower's financial statements, and, at all times after the Required Holders' request therefor, copies of all federal and foreign income tax returns as soon as the same are available. The Borrower agrees to deliver to the Holders reasonably promptly after receipt of any financial statements and any federal or foreign income tax returns of any joint venture entities in which a Credit Party has an interest.

                           (k)      Amendment Certificates. At the time any
amendment is made to, or any waiver or consent is provided under, this Agreement, a certificate signed by the Chief Financial Officer or Chief Executive Officer of the Borrower and Holdings, respectively, to the effect that the representations and warranties of each Credit Party contained in this Agreement and the other Mezzanine Transaction Documents are true and correct in all material respects on and as of the date of such certificate, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

                           (l)      Other Information. With reasonable
promptness, Holdings or the Borrower shall deliver such other information and data with respect to Holdings, the Borrower or any of its Subsidiaries as from time to time may be reasonably required by any of the Purchasers.

         9.02 Preservation of Corporate Existence. Holdings shall at all times own 100% of the outstanding capital stock of the Borrower. The Borrower shall, directly or indirectly, own

(except to the extent permitted by Section 10.14(b)(iii) or Section 10.15) 100% of the capital stock of each of its Subsidiaries. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to:

                           (a)      preserve and maintain in full force and
effect its corporate (or, as applicable, limited liability, partnership or other entity) existence except as permitted under Section 10.02;

                           (b)      conduct its business in accordance with
sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

                           (c)      file or cause to be filed in a timely manner
all material reports, applications, estimates and licenses that shall be required by each Governmental Authority.

         9.03 Payment of Obligations. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary.

         9.04 Compliance with Laws. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law and with the directions of each Governmental Authority having jurisdiction over them or their business or property (including, without limitation, all applicable Environmental Laws), except where failure to comply would not have a Material Adverse Effect.

         9.05     [Intentionally omitted]

         9.06 Inspection. Each of Holdings and the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice; provided, however, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of any Purchaser, including, without limitation, any knowledge obtained by such Purchaser in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights such Purchaser may have under any representation, warranty, covenant, term or agreement under any of the Mezzanine Transaction Documents.

         9.07 Payment of Note. The Borrower shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided in the Notes.

         9.08 Maintenance of Property; Insurance. (a) Each of Holdings and the Borrower will, and will cause each of their Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(iii) furnish to the Purchasers, upon written request, full information as to the insurance carried.

         (b) Each of Holdings and Borrower will, and the Borrower will cause each of its Subsidiaries to, do all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (and reasonable extensions thereof); comply with all applicable Requirements of Law (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9.08(b) shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Borrower or any Subsidiary in accordance with Section 10.02; (ii) the withdrawal by Holdings, the Borrower or any Subsidiary of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect; or (iii) the abandonment by Holdings, the Borrower or any Subsidiary of any rights, franchises, licenses and patents that such Person reasonably determines are not useful to its business.

         9.09 Books and Records. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Holdings, the Borrower and each of its Subsidiaries in accordance with GAAP consistently applied to Holdings, the Borrower and its Subsidiaries taken as a whole.

         9.10     [Intentionally omitted]

         9.11 Board Rights. (a) The Borrower shall give the Holders notice of (in the same manner as notice is given to directors) all meetings of the Borrower's Board of Directors. The Borrower's Board of Directors shall meet no less than quarterly.

                           (b)      The Borrower shall provide to the Holders
the same information concerning the Borrower, and access thereto, provided to members of the Borrower's Board of Directors.

                           (c)      So long as ACOF does not already have the
following rights in the LLC Agreement or the Unitholders Agreement, ACOF will have the right to one seat on the Board of Directors (or, in lieu thereof at ACOF's option, the right to appoint a board observer) of KH LLC, the Borrower, and Holdings, provided that after Holdings successfully completes a Qualified Public Equity Offering, ACOF will no longer be entitled to appoint a member of its Board of Directors, but shall instead be entitled to appoint an observer to such board, subject to such observer entering into customary confidentiality arrangements with Holdings. In addition, so long as ACOF does not already have the following rights in the LLC Agreement or the Unitholders Agreement and so long as ACOF and its Affiliates and managed funds and accounts holds at least 1% of the voting equity of Holdings or KH LLC, ACOF will have the right to one seat on the Board of Directors of each of the Subsidiaries of KH LLC (other than Holdings, the Borrower or KSI) so long as any of MidOcean, Behrman or Gryphon or any of their Affiliates have the right to appoint or has appointed a member to such Subsidiary's Board of Directors.

                           (d)      So long as ACOF does not already have the
following rights in the LLC Agreement or the Unitholders Agreement, ACOF shall have the right to appoint a member (or at its option, an observer) to each committee of the Board of Directors, the executive committee and all other management committees, in each case, of Holdings, the Borrower and KH LLC. So long as ACOF does not already have the following rights in the LLC Agreement or the Unitholders Agreement, in addition to the foregoing, ACOF will have the right to reasonable advance notice of and participation in all meetings of each committee of the Board of Directors, the executive committee and all other management meetings (whether such meetings occur in person, telephonically or otherwise) of KH LLC and its Subsidiaries for which at least two of MidOcean, Behrman and Gryphon, or their successors or their representatives, receives notice or invitation to attend.

         9.12 End of Fiscal Years; Fiscal Quarters. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a fiscal year that ends for each 52 or 53 week year, as applicable, on or about December 31 and (ii) fiscal quarters that end on or about March 31, June 30, September 30 and December 31.

         9.13 Private Placement Number. Within 10 Business Days after the Closing Date, the Borrower shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for each Note and Warrant.

         9.14 ACOF Affiliates' Special Rights. ACOF, so long as it or its Affiliates or its managed funds or accounts (the "ACOF Affiliates") holds the Notes, Liquidation Certificates or Warrants, shall be entitled to the special management rights listed below:

                           (i) to discuss the business operations, properties, financial and other conditions, and plans and prospects of Holdings, the Borrower and their Subsidiaries with any director, senior executive officer and/or other authorized officer of Holdings or the Borrower designated by the Board of Directors of Holdings or the Borrower and, upon reasonable notice to Holdings or the Borrower, with any director, senior executive officer and/or other authorized officer of any other Subsidiary of the Borrower;

                           (ii) to submit suggestions from time to time to the management of Holdings or the Borrower with the requirement that one or more senior executive officers of Holdings or the Borrower shall discuss such suggestions with the ACOF Affiliates within a reasonable period of time after such submission; and

                           (iii) to meet with one or more senior executive officers of Holdings or the Borrower, at reasonable times and on reasonable notice in order to discuss any suggestions made under (ii) above or for other purposes.

The rights granted to the ACOF Affiliates hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to them as a holder of any securities of the Borrower or Holdings. In addition, such parties shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and or assets of any such party to expressly assume and agree to perform the covenants contained in this Section 9.14 on substantially the same terms hereunder.

         9.15 Compliance with Environmental Laws. (a) Each of Holdings and the Borrower will comply, and the Borrower will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the business and its operations and to the ownership, operation or use of its business, assets and Real Property and other assets now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith, in which case, adequate reserves shall be maintained), and will keep or cause to be kept all such Real Property and other assets free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, the Borrower or any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on, under, at or from any Real Property and other assets now or hereafter owned or operated by Holdings, the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property or otherwise in connection with their businesses.

                      (b) The Borrower will promptly give notice to the Holders of all matters referenced in Section 9.15(a). In each of the aforementioned circumstances, immediately following discovery thereof, each of Holdings, and the Borrower will, and the Borrower will cause each of its Subsidiaries to, take appropriate steps to initiate and expeditiously complete all investigation, compliance, response, corrective and other action required under any Environmental Law to mitigate and eliminate any such violation or liability and shall keep the Holders apprised of such action.

         9.16 ERISA. As soon as reasonably possible and, in any event, within 15 Business Days after Holdings, the Borrower or any of its Subsidiaries knows or has reason to know of the occurrence of any of the following that could reasonably be expected to result in liability of Holdings, the Borrower or any of its Subsidiaries in an aggregate amount exceeding $1,000,000, the Borrower will deliver to the Holders a certificate of the Chief Executive Officer, Chief Financial Officer or the Treasurer of the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Holdings, the Borrower, the Subsidiary, the ERISA Affiliate, or the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Holders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or a Multiemployer Plan; that any contribution required to be made with respect to a Plan or a Multiemployer Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for Holdings, the Borrower or any of its Subsidiaries; that a Plan or Multiemployer Plan has been (or notice has been given that it is expected to be) terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, the Borrower or any of its Subsidiaries will incur any liability to or on account of the termination of or withdrawal from a Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its respective Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA). Upon request, the Borrower will deliver to the Holders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Holders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC shall be delivered to the Holders no later than 15 Business Days after the date such records, documents and/or information has been furnished to the PBGC.

         9.17 Compliance with Mezzanine Transaction Documents. Each of Holdings and the Borrower will, and the Borrower will cause each of its Subsidiaries to, comply in all respects with the obligations owed by such party under each of the Mezzanine Transaction Documents and the Restructuring Agreement.

         9.18 Corporate Franchises. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 9.18 shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Company or any of its Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by Holdings, the Company or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) the abandonment by Holdings, the Company or any of its Subsidiaries of any rights, franchises, licenses and patents that Holdings, the Company or such Subsidiary reasonably determines are not useful to its business.

         9.19 Maintenance of Corporate Separateness. Each of Holdings and the Company will, and the Company will cause each of its respective Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Holdings, the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings, the Company or any of its Subsidiaries being ignored, or in the assets and liabilities of Holdings, the Company or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

                                   ARTICLE 10

                               NEGATIVE COVENANTS

                  Until the payment of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement and the other Mezzanine Transaction Documents, including, without limitation, rights to payment under the Liquidation Certificates, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 8, each of Holdings and the Borrower hereby covenants and agrees, absent the prior written consent of the Required Holders, that Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to undertake the following:

         10.01 Liens. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien upon or with respect to any property of any Credit Party, whether now owned or hereafter acquired, or on any income or revenues or rights in respect of any thereof, except for the following (the "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

                  (ii) Liens in respect of property of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and
         (x) which do not in the aggregate materially detract from the value of the property of the Borrower or such Subsidiary and do not materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

                  (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on Schedule 10.01(iii), but only to the respective date, if any, set forth on such
         Schedule 10.01(iii) for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on
         Schedule 10.01(iii); provided that with respect to any renewal or extension (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from the amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional properties of the Borrower or any of its Subsidiaries;

                  (iv) Liens created pursuant to the Senior Debt Documents (including liens securing swaps and hedges);

                  (v) Liens arising pursuant to licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole and not resulting in material deterioration in the value of the property covered;

                  (vi) Liens arising pursuant to Capitalized Lease Obligations and Purchase Money Obligations or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Closing Date; provided that (x) any such Liens attach only to the assets so purchased and do not encumber any other asset of the Borrower or any of its Subsidiaries, (y) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vi) shall not at any time exceed $3.5 million;

                  (vii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (ix) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $1.5 at any time outstanding;

                  (x) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of project contracts and work completed under project contracts under ordinary course bonding arrangements of the Borrower and its Domestic Subsidiaries and any statutory obligations (other than excise taxes) arising in relation thereto on an arm's-length basis (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

                  (xi) Liens on property acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(xi),
         (y) such Liens are not incurred in connection with or in contemplation or anticipation of such Permitted Acquisition and (z) such Liens may not extend to any other property of the Borrower or any of its Subsidiaries;

                  (xii) Liens securing reimbursement of obligations in respect of letters of credit incurred under Section 10.04(ix); provided that such Liens attach only to the documents, the goods covered thereby and/or the proceeds thereof;

                  (xiii) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xiv) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 10.04(xiii);

                  (xv) Liens consisting of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

                  (xvi) additional Liens incurred in the ordinary course of business by the Borrower and its Subsidiaries so long as such Liens do not arise in connection with the incurrence of Indebtedness and the value of the property subject to such Liens and any other obligations secured thereby do not exceed $250,000 at any one time outstanding;

                  (xvii) Liens in favor of holders under the TCP Documentation, including those Liens granted to secure the Borrower's obligations under the TCP Purchase Agreement and any refinancing or replacement thereof permitted under this Agreement and under the TCP Purchase Agreement;

                  (xviii)  [Intentionally omitted]

                  (xix) Liens to secure Additional Senior Indebtedness permitted under Section 10.04(ii)(b).

         10.02 Consolidation, Merger, Purchase or Sale of Assets, Etc. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business or reinvestments in assets) of any Person if permitted hereby and in the Senior Credit Agreement and the TCP Purchase Agreement (or agree to do any of the foregoing at any future time), except that:

                  (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of
         Section 10.07;

                  (ii) each of the Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other property; provided that the aggregate Net Cash Proceeds of all assets subject to sales or other dispositions pursuant to this sub-clause (ii)(y) shall not exceed $1.0 million in the aggregate in any four consecutive fiscal quarters of the Borrower;

                  (iii)    investments may be made to the extent permitted by
         Section 10.05;

                  (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04 (vi));

                  (v) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and that are consistent with past practices;

                  (vi) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (vii)    [Intentionally omitted]

                  (viii) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower may transfer assets or lease to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary or any Domestic Wholly-Owned Subsidiary may be merged into the Borrower or any other Domestic Wholly-Owned Subsidiary of the Borrower;

                  (ix)     Permitted Acquisitions shall be permitted;

                  (x) any Credit Party may sell or exchange specific items of equipment in the ordinary course of business, so long as the purpose of each such sale or exchange is to acquire (and results within 270 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of such Credit Party, the functional equivalent of the item of equipment so sold or exchanged;

                  (xi) the Borrower and its Domestic Subsidiaries may transfer assets in the ordinary course of business to Foreign Subsidiaries of the Borrower having a fair market value (as determined in good faith by the Board of Directors or senior management of the Borrower) not to exceed $1.0 million in any fiscal year of the Borrower;

                  (xii) the assets of any Foreign Subsidiary of the Borrower may be transferred to the Borrower or any Subsidiary of the Borrower and any Foreign Subsidiary may be merged into the Borrower or any of its Subsidiaries so long as the Borrower or such Subsidiary is the surviving entity;

                  (xiii) disposition of Cash Equivalents, Foreign Cash Equivalents and other investments permitted under Section 10.05(ii);

                  (xiv)    [Intentionally omitted]

                  (xv) the Borrower may sell FTS Systems, Inc., formerly known as Kinetics Thermal Systems, Inc. (such transaction, the "KTS Sale"); provided that the Net Cash Proceeds to be received as a result of the KTS Sale shall not be less than $5.0 million and either (a) if the obligations under any indemnity arrangements with the purchaser of FTS Systems, Inc. in the KTS Sale do not expose any seller thereof to liability in excess of $1.0 million, the net proceeds of such sale are used by the Borrower for working capital and general operations, or (b) the net proceeds of such sale shall be used to repay and permanently reduce the Indebtedness of the Borrower, prior to any other use thereof.

         10.03 Dividends. Each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings, the Borrower or any of its Subsidiaries, except that:

                  (i) any Subsidiary of the Borrower (x) may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                  (ii) so long as there shall exist no default or Event of Default (both before and after giving effect to the payment thereof),
         (A) the Borrower may, or may pay cash to Holdings, such cash to be used to, repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of Holdings, the Borrower or any of its Subsidiaries; provided that (x) all amounts used to effect such repurchases are obtained by Holdings from an issuance of its common stock (or options to purchase such common stock) within one year (either before or after) of such repurchase to other employees, members of management, executive officers or directors of Holdings, the Borrower or any of their Subsidiaries or (y) to the extent the proceeds used to effect any repurchase pursuant to this clause (y) are not obtained as described in preceding clause (x), the aggregate amount of Dividends paid by Holdings or the Borrower pursuant to this clause (ii) (exclusive of amounts paid as described pursuant to preceding clause (x)) shall not exceed $200,000 plus the amount of any keyman life insurance proceeds actually received in any fiscal year;

                  (iii) (a) prior to the Qualified Public Equity Offering, the Borrower may pay cash Dividends, so long as all proceeds thereof are used by KH LLC or Holdings to pay its reasonable operating expenses incurred in the ordinary course of business and other corporate overhead costs at KH LLC and Holdings, including, without limitation, income tax when and as due for Holdings, and expenses directly attributable to the operations of its Subsidiaries (including, without limitation, legal and accounting expenses and similar expenses and expressly excluding (v) the payment of principal, interest or any other amount on or in respect of the Holdings Notes, (w) the payment of principal and interest on the Holdings Subordinated Debt, (x) the payment of any put price of securities issued in connection with the Holdings Subordinated Debt, (y) the payment of management fees or the like to MidOcean, Behrman, Gryphon Partners or their respective Affiliates and (z) the payment of fees to directors or board observers (excluding reimbursement of reasonable expenses of individual directors or board observers for performing their duties as a director or board observer); provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii)(a) for all such operating expenses and other corporate overhead costs other than income taxes plus all amounts loaned or paid pursuant to Sections 10.04(xiv) and 10.05(xii) shall not exceed $750,000 (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Borrower); and

                  (b) following the Qualified Public Equity Offering, the Borrower may pay cash Dividends, so long as all proceeds thereof are used by KH LLC to pay its reasonable operating expenses incurred in the ordinary course of business and other corporate overhead costs at KH LLC, other and expenses directly attributable to the operations of the Borrower's Subsidiaries (including, without limitation, legal and accounting expenses and similar expenses) and expressly excluding (v) the payment of principal, interest or any other amount on or in respect of the Holding Notes, (w) the payment of principal and interest on the Holdings Subordinated Debt, (x) the payment of any put price of securities issued in connection with the Holdings Subordinated Debt,
         (y) the payment of management fees or the like to MidOcean, Behrman, Gryphon Partners or their Affiliates and (z) the payment of fees to directors or board observers (excluding reimbursement of reasonable expenses of individual directors or board observers for performing their duties as a director or observer); provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause
         (iii)(b) for all such operating expenses and other corporate overhead costs other than income taxes plus all amounts loaned or paid pursuant to Section 10.04(xv)(b) and Section 10.05(xi)(b) shall not exceed in any fiscal year of the Borrower $400,000 (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Borrower);

If the Borrower pays a Dividend under either subclause (a) or (b) above, the Borrower shall promptly provide to the Agent documentation setting forth the specific use(s) of proceeds from such Dividend paid by the Borrower pursuant to this Section 10.03(iii);

         (iv) The Borrower may dividend KSI to KH LLC such that KH LLC owns KSI in accordance with the terms of the Restructuring Agreement; and

         (v) The Borrower and Holdings may, as of December, 2003, repurchase of the stock of Daniel Rubin; provided that (a) such stock was repurchased at fair market value, and (b) the amount of stock so repurchased did not exceed $125,000.

         10.04 Indebtedness. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer or permit to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Mezzanine Transaction Documents;

                  (ii)     (a)      [intentionally omitted]

                           (b) Additional Senior Indebtedness of the Borrower and the obligations and/or guarantees thereof by Holdings and the Subsidiary Guarantors in an aggregate principal amount not to exceed $15.0 million at any one time outstanding; provided, that the Additional Senior Indebtedness permitted under this Section 10.04(ii)(b) shall only be permitted if ACOF or its Affiliates has the right to provide at least 50% of any such issuance on such terms and conditions as such additional Senior Indebtedness is provided by the other parties providing such Indebtedness, including without limitation fees, equity interests, liquidation preference, fees and similar compensation, and the borrower thereunder utilizes the proceeds from such issuance of Additional Senior Indebtedness for working capital and general operations (and not for the refinancing or repayment of Indebtedness, payment of dividends or litigation expenses or for any acquisition financing).

                           (c) additional Indebtedness of the Borrower in an aggregate amount not to exceed $100,000 at any one time outstanding, which Indebtedness shall be subordinate and junior in right of payment to the Notes but senior in right of payment to the Senior Subordinated Liquidation Preference evidenced by the Liquidation Certificates.

                  (iii) Existing Indebtedness shall be permitted to the extent actually outstanding on the Closing Date and as the same is listed on Schedule 6.19 less the aggregate amount of all repayments or reductions in commitments effected after the Closing Date (any such repayments and reductions in commitments may not be reborrowed, other than such repayments that do not result in a permanent reduction in the Revolving Loan Commitments under and as defined in the Senior Credit Agreement) and any refinancing of such Indebtedness, provided that such refinancing shall (A) not be in a principal amount which exceeds the principal amount of the Existing Indebtedness being refinanced plus any premiums with respect thereto, (B) not be incurred if any Default or Event of Default has occurred and is continuing or would result therefrom, (C) not have a stated maturity or a weighted average life that is shorter than that of the Existing Indebtedness being refinanced, (D) not be on financial and other terms, including interest rate, liquidation preference, fee or other equity kickers, that are, taken as a whole, materially less favorable to any Credit Party or any Holder than the Existing Indebtedness being refinanced, (E) if such Existing Indebtedness is subordinated, have subordination provisions which are substantially similar to those contained in the Existing Indebtedness being refinanced, and (F) with respect to the Celerity Junior Subordinated Notes and the junior subordinated notes issued pursuant to Section 10.04(xvi), accrue interest that may be paid only in kind and not in cash.

                  (iv) accrued expenses and trade accounts payable incurred in the ordinary course;

                  (v) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 8.13 of the Senior Credit Agreement, and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 10.04;

                  (vi) Indebtedness subject to Liens permitted under Section 10.01(vi), so long as the outstanding principal amount of such Indebtedness does not exceed the $3.5 million limitation provided in
         Section 10.01(vi) and any refinancing of such Indebtedness so long as the principal amount thereof is not increased and the terms of such refinancing Indebtedness is on substantially similar terms as the Indebtedness being refinanced;

                  (vii) intercompany Indebtedness of the Borrower and its Subsidiaries outstanding to the extent permitted by Section 10.05(vi);

                  (viii) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 10.05(v);

                  (ix) Indebtedness of Holdings, the Borrower, or their Domestic Subsidiaries) under performance guarantees, performance sureties, performance bonds, and similar letter of credit obligations, in each case incurred in the ordinary course of business in transactions negotiated on an arm's length basis that are expected to generate revenue for Holdings, the Borrower or their Domestic Subsidiaries;

                  (x) Indebtedness consisting of guarantees (x) by the Borrower of Indebtedness, leases and other obligations permitted to be incurred by any Subsidiary Guarantor under this Agreement, (y) by Subsidiaries of the Borrower of Indebtedness, leases and other obligations permitted to be incurred by the Borrower or another Subsidiary of the Borrower (which, in the case of a guarantee to be executed by a Subsidiary Guarantor, must be a Subsidiary Guarantor) under this Agreement and (z) by

         Holdings of Indebtedness of Foreign Subsidiaries of the Borrower permitted under Section 10.04(xiii);

                  (xi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased; provided that such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition;

                  (xii) Indebtedness of the Borrower and its Subsidiaries consisting of customary indemnities or earn-out, incentive, non-compete, deferred compensation or similar arrangements entered into in connection with Permitted Acquisitions; provided that such arrangements (for which value may be ascertained readily) for any Permitted Acquisition shall not exceed 10% of the value of the consideration paid for such Permitted Acquisition;

                  (xiii) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit and renewals and refinancing thereof, each incurred in the ordinary course of business in an aggregate outstanding principal amount not to exceed $2.0 million at any time;

                  (xiv) (a) Indebtedness incurred for the purpose of paying the operating costs and other overhead expenses contemplated in Section 10.03(iii)(a) hereof, to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to Holdings or KH LLC by the Borrower under this section and under Sections 10.03(iii)(a) and 10.05(xii)(a), does not exceed $750,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by Borrower);

                           (b) Indebtedness incurred for the purpose of paying the operating costs and other overhead expenses contemplated in Section
         10.03 (iii)(b) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to KH LLC under this section and under Sections 10.03(iii)(b) and 10.05(xi)(b), does not exceed $400,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by Borrower) in any fiscal year of the Borrower;

                  (xv) Indebtedness under letters of credit to provide security for worker's compensation claims and bank overdrafts incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days; and

                  (xvi) Indebtedness incurred to pay liabilities and expenses of the Alfa Laval Litigation in an amount not to exceed $15.0 million at any one time outstanding, of ranking no more senior in right of payment than the Junior Subordinated Notes (with subordination, remedies standstill and the like no more favorable than those set forth in the Junior Subordinated Notes) with a maturity at least six months after the Maturity Date of the Notes or the maturity date of the TCP Second Lien Notes (whichever is longer) and with an interest rate and fees that on a blended basis do not exceed 15% per annum, which shall be payable only in kind; provided that amounts borrowed under this Section 10.04(xvi) and repaid shall not be available for re-borrowing.

         10.05 Advances, Investments and Loans. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or Foreign Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable, notes receivable, retention balances, deposits and advances owing to any of them;

                  (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents (and, with respect to Foreign Subsidiaries, Foreign Cash Equivalents);

                  (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1.0 million at any time;

                  (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 10.04(v);

                  (v) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

                  (vi) any Wholly-Owned Subsidiary may make intercompany loans, advances or cash contributions to the Borrower or any Wholly-Owned Subsidiary and the Borrower may make intercompany loans, advances and cash contributions to any Wholly-Owned Subsidiary; provided that (x) neither the Borrower nor any Domestic Subsidiaries of the

         Borrower may make loans, advances or equity contributions to any Foreign Subsidiaries of the Borrower pursuant to this clause (vi) (other than loans, advances and cash contributions in an amount not to exceed $2.0 million in the aggregate outstanding at any one time, provided, that the foregoing amount shall be permanently reduced by the amount of any such loans, advances and cash contributions cancelled, forgiven or otherwise written off by the maker of such loan, advance or contribution) and (y) any loans made by any Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries pursuant to this clause
         (vi) shall be subordinated to the obligations of the Credit Parties under the Mezzanine Transaction Documents in form and substance reasonably acceptable to the Required Holders;

                  (vii) the Borrower and its Subsidiaries may purchase, sell or transfer assets (including equity) to the extent permitted by
         Section 10.02;

                  (viii) the Borrower may establish Subsidiaries to the extent permitted by Section 10.15;

                  (ix) Holdings may make equity contributions in the Borrower;

                  (x) the Borrower and its Subsidiaries may make investments in joint ventures in an amount not to exceed $6.0 million at any one time outstanding in the aggregate, including investments made prior to the date hereof;

                  (xi) so long as no KSI Change of Control has occurred, the Borrower may make loans to KSI under the KSI/KGI Revolving Loan Agreement, in an amount not to exceed $24.0 million outstanding at any time;

                  (xii) (a) Holdings and the Borrower may make loans to Holdings and/or KH LLC for the purposes of funding the operating costs and other overhead expenses contemplated in Section 10.03 (iii) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to Holdings or KH LLC under this section and under Sections 10.03(iii)(a) and 10.04(xv)(a), does not exceed $750,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by Borrower) in any fiscal year of the Borrower;

                           (b) Holdings and the Borrower may make loans to KH LLC for the purposes of funding the operating costs and other overhead expenses contemplated in Section 10.03 (iii)(b) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to KH LLC under this section and under Sections 10.03(iii)(b) and 10.04(xv)(b), does not exceed $400,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Borrower) in any fiscal year of the Borrower;

                  (xiii)   investments existing on the Closing Date set forth on
          Schedule 10.05; and

                  (xiv) the entry by the Borrower and/or any of its Affiliates into the Tax Sharing Agreement.

         10.06 Transactions with Affiliates. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings, the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings, the Borrower or such Subsidiary as would reasonably be obtained by Holdings, the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate (in any such transaction or series of transactions valued in excess of $1.0 million, except for the sale by Holdings or the Borrower of debt or equity securities, at the option of the Agent, the board of directors of the relevant entity shall obtain the opinion as to the fairness of such transaction from an investment banking, accounting or valuation firm reasonably acceptable to the Required Holders prior to undertaking or entering into such transaction or series of transactions), except that:

                  (i)      Dividends may be paid to the extent provided in
         Section 10.03;

                  (ii) Loans may be made and other transactions may be entered into between KH LLC, Holdings, the Borrower and its Subsidiaries to the extent permitted by Sections 10.04 and 10.05 and otherwise in accordance with the terms of this Agreement;

                  (iii) employment arrangements may be entered into in the ordinary course of business with officers of Holdings and its Subsidiaries;

                  (iv) reimbursement of out-of-pocket expenses of, and indemnification and similar arrangements may be made with, members of the Board of Directors of Holdings;

                  (v) the issuance by Holdings of its Qualified Capital Stock or options exercisable for its Qualified Capital Stock;

                  (vi) the KSI Note in principal amount not to exceed $13.0 million shall be permitted;

                  (vii) the Celerity Junior Subordinated Notes shall be permitted;

                  (viii) the notes permitted to be issued under, and consistent with the limitations of, Section 10.04(xvi);

                  (ix) the Borrower may incur Indebtedness evidenced by the KSI/KGI Revolving Loan Agreement in a principal amount not to exceed $24 million outstanding at any time;

                  (x) the entry by the Borrower and/or any of its Affiliates into the Tax Sharing Agreement shall be permitted;

                  (xi) the Indebtedness permitted to be issued under, and consistent with the limitations of, Section 10.04(xvi) shall be permitted;

                  (xii) the Dividends permitted to be issued under, and consistent with the limitations of, Section 10.03(iii) shall be permitted;

                  (xiii) the Indebtedness permitted to be issued under, and consistent with the limitations of, Section 10.04(xiv), shall be permitted;

                  (xiv) the loans permitted to be issued under, and consistent with the limitations of, Section 10.05(xii) shall be permitted; and

                  (xv) the Additional Senior Indebtedness permitted to be issued under, and consistent with the limitation of, Section 10.04(ii)(b) shall be permitted.

         10.07 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures during any fiscal year in an aggregate amount not to exceed $9.0 million for fiscal year 2004 and each fiscal year thereafter, provided, that the Borrower may roll forward to the following year an amount equal to one-half of any unused amount of Planned Capital Expenditures for the previous fiscal year, in addition to the amount otherwise permitted hereunder for such fiscal year.

         10.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter described below to be less than the ratio set forth opposite such fiscal quarter below:

                   Fiscal Quarter Ended on or about                              Ratio
                   --------------------------------                              -----
March 31, 2004........................................................     Requirement Waived
June 30, 2004.........................................................     Requirement Waived
September 30, 2004....................................................     Requirement Waived
December 31, 2004.....................................................     Requirement Waived
March 31, 2005........................................................     Requirement Waived
June 30, 2005.........................................................     Requirement Waived
September 30, 2005....................................................     2.1 to 1.0
December 31, 2005.....................................................     2.2 to 1.0
March 31, 2006........................................................     2.8 to 1.0
June 30, 2006 and thereafter..........................................     3.3 to 1.0

         10.09 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

                    Fiscal Quarter Ended on or about                          Ratio
                    --------------------------------                          -----
March 31, 2004........................................................     0.41 to 1.0
June 30, 2004.........................................................     0.56 to 1.0
September 30, 2004....................................................     0.63 to 1.0
December 31, 2004.....................................................     0.79 to 1.0
March 31, 2005........................................................     1.04 to 1.0
June 30, 2005.........................................................     1.30 to 1.0
September 30, 2005....................................................     1.10 to 1.0
December 31, 2005.....................................................     1.20 to 1.0
March 31, 2006........................................................     1.20 to 1.0
June 30, 2006 and thereafter..........................................     1.30 to 1.0

         10.10 Leverage Ratio. The Borrower will not permit the Leverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

                    Fiscal Quarter Ended on or about                          Ratio
                    --------------------------------                          -----
March 31, 2004........................................................    18.4 to 1.0
June 30, 2004.........................................................    13.3 to 1.0
September 30, 2004....................................................    11.7 to 1.0
December 31, 2004.....................................................     9.1 to 1.0
March 31, 2005........................................................     6.4 to 1.0
June 30, 2005.........................................................     4.8 to 1.0
September 30, 2005....................................................     4.2 to 1.0
December 31, 2005.....................................................     3.8 to 1.0
March 31, 2006........................................................     3.4 to 1.0
June 30, 2006 and thereafter..........................................     3.1 to 1.0

         10.11 Minimum EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

                    Fiscal Period Ended on or about                       Minimum EBITDA
                    -------------------------------                       -------------
March 31, 2004........................................................     $12,702,000
June 30, 2004.........................................................     $18,127,000

September 30, 2004....................................................     $20,912,000
December 31, 2004.....................................................     $26,565,000
March 31, 2005........................................................     $35,559,000
June 30, 2005.........................................................     $43,640,000
September 30, 2005....................................................     $52,500,000
December 31, 2005.....................................................     $58,000,000
March 31, 2006........................................................     $62,500,000
June 30, 2006 and thereafter..........................................     $67,000,000

         10.12 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to:

                  (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any Existing Indebtedness, other than any amendments or modifications to the Existing Indebtedness (other than Existing Indebtedness and the agreements related thereto subject to the restrictions in clause (iii) hereof) which do not in any way adversely affect the interests of the Holders and are otherwise permitted under Section 10.04(iii);

                  (ii) make (or give any notice in respect thereof) any cash interest payments on Indebtedness that is contractually subordinated to the Notes or any voluntary or optional or mandatory payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness that is contractually subordinated to the Notes (other than an amount not to exceed $5,000), except as is otherwise permitted in the Senior Credit Agreement and in the TCP Purchase Agreement or the redemption or repayment of the Shareholder Bridge Agreement on or about the Closing Date and in an amount not to exceed $5.0 million plus interest stated thereon through the date of repayment;

                  (iii) amend or modify, or permit the amendment or modification of, any provision of any Senior Debt Document, any of the TCP Documentation, the Holdings Subordinated Debt or any agreement relating thereto other than amendments or modifications which do not in any way prohibit or materially restrict payment by the Borrowers when due of the principal of, premium, if any, or interest on the Notes, provided that no such amendment or modification shall (y) increase the per annum interest rate on the obligations under the TCP Purchase Agreement in an amount that exceeds an additional 5% per annum unless the per annum interest rate on the Notes is increased by the same percent, or (z) advance the maturity date of the obligations under the TCP Purchase Agreement unless the provisions of this Agreement and the Notes are similarly amended.

                  (iv) amend, modify, change or replace its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock (or equivalent interests), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, changes or replacements pursuant to this clause (iv) or any such new agreements pursuant to this clause
         (iv) which do not in any way adversely affect in any material respect the interests of the Purchasers; provided, that to the extent amendments to the Restated Shareholders Agreement, By-Laws or Certificate of Incorporation are required to effectuate the transactions contemplated by the Restructuring Agreement, such amendments shall be permitted; or

                  (v) amend or modify, or permit the amendment or modification of, any provision of any of the Shareholder Bridge Agreement, the KSI Junior Subordinated Notes, the Celerity Junior Subordinated Notes or any Indebtedness issued pursuant to Section 10.04(xvi), or make any principal, cash interest or other payments (or make any redemption or acquisition for value thereof) on the Shareholder Bridge Agreement, the KSI Junior Subordinated Notes, the Celerity Junior Subordinated Notes or any Indebtedness issued pursuant to Section 10.04(xvi).

                  (vi) Notwithstanding anything else to the contrary herein, Holdings, the Borrower and their Subsidiaries may undertake the Transactions (and make necessary modifications to documentation) in order to complete the Phase I Restructuring on the terms and as defined in the Restructuring Agreement.

         10.13 Limitation on Certain Restrictions on Subsidiaries. Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Mezzanine Transaction Documents, the Senior Credit Agreement or the TCP Documentation, (iii) customary provisions restricting subletting or assignment of any Lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (v) Permitted Liens restricting the transfer of the asset or assets subject thereto, and (vi) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

         10.14 Limitation on Issuance of Capital Stock. (a) Holdings has not and will not issue any capital stock that is not Qualified Capital Stock. The Borrower has not and will not issue any capital stock of any form other than as set forth in Section 6.12.

                           (b)      The Borrower will not permit any of its
Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Closing Date pursuant to Section 10.15 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock.

         10.15 Limitation on Creation of Subsidiaries. The Borrower shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Purchasers; provided that the Borrower may establish or create one or more Wholly-Owned Subsidiaries of the Borrower without such consent so long as upon, or promptly after, the creation or establishment of any such new Domestic Wholly-Owned Subsidiary, such Domestic Wholly-Owned Subsidiary executes a Joinder Agreement.

         10.16 Business. (a) Notwithstanding anything to the contrary set forth herein, Holdings will not engage in any business activities (other than activities incidental to its corporate existence, as permitted under Section
10.04 or pursuant to any Capital Contribution Investments) and will not have assets or liabilities, other than its ownership of the capital stock of the Borrower and its Subsidiaries, Capital Contribution Proceeds and activities and liabilities incidental thereto, and its guarantee under this Agreement.

                           (b)      The Borrower will not, and will not permit
any of its Subsidiaries to, engage (directly or indirectly) in any business other than as currently engaged and other businesses reasonably related thereto.

         10.17 Press Release; Public Offering Materials. Neither Holdings nor the Borrower will disclose the name of any Purchaser or any of its Affiliates in any press release or in any prospectus, proxy statement or other materials filed with the governmental entity relating to a public offering of the capital stock or other equity interest of Holdings, the Borrower, any of their respective Affiliates or any of their respective Subsidiaries without such Purchaser's or such Affiliate's prior written consent.

         10.18    Limitation on Layering. (a) Notwithstanding the provisions of
Section 10.04, none of Holdings, the Borrower or any of its Subsidiaries shall incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness arising under the Senior Credit Agreement and senior in any respect in right of payment to any Indebtedness arising under this Agreement and the Notes.

         (b) Notwithstanding the provisions of Section 10.04, none of Holdings, the Borrower or any of its Subsidiaries shall incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness arising under this Agreement and the Notes and senior to the Junior Subordinated Notes (other than the Liquidation Certificates to the extent treated as Indebtedness for purposes of this Article 10 ).

         10.19 Alfa Laval Litigation Settlement. Neither KH LLC, the Borrower, nor any of their Affiliates shall settle the Alfa Laval Litigation without the consent of the Required Holders hereunder, not to be unreasonably withheld.

         10.20 Amendments or Waivers of Related Documents. Neither Holdings nor the Borrower will agree to any material amendment to, or waive any of its material rights under, or agree to terminate, the Restructuring Agreement without in each case obtaining the consent of Required Holders to such amendment, waiver or termination.

                                   ARTICLE 11

                             [INTENTIONALLY OMITTED]

                                   ARTICLE 12

                                EVENTS OF DEFAULT

         (a) An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (i) the Borrower shall default in the payment of the principal of any Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (ii) the Borrower shall default in the payment of any installment of Interest according to its terms, when and as the same shall become due and payable and such default shall continue for a period of five Business Days; or

                  (iii) Holdings, the Borrower or any of their Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed by such Person pursuant to Sections 9.01(g), 9.02(a), 9.11 or 9.12 or Article 10 of this Agreement or Holdings, the Borrower, or any of their Subsidiaries shall default in the due observance or performance of the covenants to be observed or performed by such Person pursuant to Section 9.01 of this Agreement (except subsection (g) thereof) and such default shall continue for the first to occur of (x) five Business Days after delivery by the Required Holders of notice thereof and (y) 30 days; or

                  (iv) Holdings, the Borrower or any of their Subsidiaries shall default in the due observance or performance by such Person of any other covenant, condition or agreement to be observed or performed by such Person pursuant to the terms hereof or pursuant to the terms of the Notes or the other Mezzanine Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 12(a)), and such default shall continue 30 days after the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to Holdings or the Borrower by the Holder; or

                  (v) any representation, warranty, statement or certification made by or on behalf of Holdings, the Borrower or any of their Subsidiaries in this Agreement, any Note, the other Mezzanine Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any respect (or in any material respect if such representation, warranty, statement or certification is not by its terms already qualified as to materiality) when made (or deemed made); or

                  (vi) any event or condition shall occur that results in the acceleration of the maturity of Indebtedness of Holdings, the Borrower or any of their Subsidiaries aggregating $3.67 million or more shall be declared due and payable, or required to be prepaid other than by regularly scheduled prepayment, prior to the stated maturity thereof; or

                  (vii) Holdings, the Borrower or any of their Subsidiaries shall default in any payment of any Indebtedness (other than the Notes) at its final maturity in a principal amount aggregating $3.67 million or more; or

                  (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of Holdings, the Borrower or any of their material Subsidiaries, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of their material Subsidiaries, or for a substantial part of its property or assets or (c) the winding up or liquidation of Holdings, the Borrower or any of their material Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (ix) Holdings, the Borrower or any of their material Subsidiaries shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this Section 12(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of their material Subsidiaries, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                  (x) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of their material Subsidiaries and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed for any period of 30 consecutive days, and the aggregate amount of all such judgments (to the extent not paid or to the extent not covered by insurance provided by a carrier that has acknowledged coverage) equals or exceeds $2.0 million (or in the case of non-monetary judgments or decrees, has or is reasonably likely to have a Material Adverse Effect); or

                  (xi) any of the Mezzanine Transaction Documents shall for any reason fail to constitute the valid and binding agreement of Holdings, the Borrower or any of their Subsidiaries or any such party shall so assert in writing (except to the extent contemplated in the Transactions); or

                  (xii) any Credit Party shall be convicted under any criminal law that could lead to a forfeiture of any property of such entity; or

                  (xiii)   a Change of Control shall occur; or

                  (xiv) the Alfa Laval Litigation shall result in costs, expense, settlement or judgment that in the aggregate exceed $15.0 million, regardless of the source of payment to satisfy such settlement or judgment; or

                  (xv) any Guaranty (other than the Guarantees by the KSI Entities), or any provision thereof, shall cease to be in full force and effect as to the relevant Guarantor (unless, in the case of a Guarantor that is a Subsidiary, such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 10.02 or with respect to any Subsidiary that is not a Material Subsidiary that is in circumstances described in Article 12(a)(viii) or (ix)), or any Guarantor (other than the KSI Entities) or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor (other than the KSI Entities) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty.

                  (b)      Acceleration. If an Event of Default occurs under
Section 12(a)(viii) or (ix), then the outstanding principal of, premium, if any, and all accrued Interest on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any Event of Default occurs and is continuing under Section 12(a)(i) or (ii), each Holder, by written notice to the Borrower, may, subject to Article 16, declare the principal of, premium, if any, and accrued Interest on the Notes held by such Holder to be immediately due and payable. If any other Event of Default occurs and is continuing, the Agent, acting at the direction of the Required Holders, by written notice to the Borrower, may, subject to Article 16, declare the aggregate principal of, premium, if any, and accrued Interest on the Notes to be immediately due and payable. Upon such declaration, such principal, premium, if any, and Interest shall become immediately due and payable. A Holder that has delivered written notice pursuant to this Section 12(b) may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal, premium, if any, or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 14.02 hereof.

                                   ARTICLE 13

                                   GUARANTEES

         13.01 Each Guarantor irrevocably, absolutely and unconditionally guarantees: (i) to the Holders the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by the Borrower hereunder and
(y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Holders under this Agreement, the Notes and the Liquidation Certificates (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement, the Notes and the Liquidation Certificates and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in this Agreement, the Notes and the Liquidation Certificates (all such principal, premium, interest, liabilities, indebtedness, obligations and indemnities being herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Holders may enforce the Guaranty up to the amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor or the Borrower, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

         13.02 The Purchasers recognize and acknowledge that, notwithstanding anything to the contrary contained in this Article 13, the Guarantors' obligations in this Article 13, and all of the Holders' rights and remedies in this Article 13, are subordinated on the same basis as the Guaranteed Obligation to which any such Guaranty relates, as set forth in this Agreement and the other Mezzanine Transaction Documents.

         13.03 Additionally, each Guarantor unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations, whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 12(a)(viii) or 12(a)(ix), and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Holders, or order, on demand, in legal tender of the United States.

         13.04 The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to the Holders on the indebtedness which the Holders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of their obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Holders as contemplated in Section 13.07 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

         13.05 The obligation of each Guarantor hereunder is independent of the obligation of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against a Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

         13.06 Each Guarantor hereby waives (to the fullest extent permitted by applicable laws) notice of acceptance hereof and notice of any liability to which it may apply, and waive promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Holders against, and any other notice to, any party liable thereon (including each Guarantor, any other Guarantor, any other guarantor or the Borrower).

         13.07 The Holders may at any time and from time to time without the consent of, or notice to, the Guarantors, without incurring responsibility to the Guarantors, without impairing or releasing the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof) or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrower or any Subsidiary thereof or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Holders;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Holders regardless of what liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of or any act, omission or default under, any of the Mezzanine Transaction Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Mezzanine Transaction Documents or any of such other instruments or agreements;

                  (h)      act or fail to act in any manner referred to in this
Article 13 which may deprive the Guarantors of their rights to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Article 13; and/or

                  (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantors from their liabilities under this Article 13.

         13.08 The Guaranty is continuing and all liabilities to which the Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Holders in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Holders would otherwise have. No notice to or demand on a Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand. It is not necessary for the Holders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         13.09 Any indebtedness of the Borrower now or hereafter held by the Guarantors is hereby subordinated to the indebtedness of the Borrower to the Holders, and such indebtedness of the Borrower to the Guarantors, if the Holders, after the occurrence and during the continuance of an Event of Default, so request, shall be collected, enforced and received by the Guarantors as trustee for the Holders and be paid over to the Holders on account of the indebtedness of the Borrower owing to the Holders, but without affecting or impairing in any manner the liability of the Guarantors under the other provisions of this Article 13. Without limiting the generality of the foregoing each Guarantor hereby agrees with the Purchasers that it will not exercise any right of subrogation which it may at any time otherwise have as a result of the guarantee under this Article 13 (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         13.10 (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Holders to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Holders' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guarantee under this Article 13, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Holders shall have no duty to advise any Guarantor of information known to it regarding such circumstances or risks.

         13.11 Each Guarantor covenants and agrees that on and after the date of the Guaranty and until such time as no Note remains outstanding and all Guaranteed Obligations (other than indemnity obligations which are not then due and payable) have been paid in full, such

Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Articles 9 and 10 of this Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Articles 9 and 10 of this Agreement, and so that no default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

         13.12 Each Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Holders in connection with the enforcement of the Guaranty and in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by the Holders).

         13.13 The Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the Purchasers and their successors and assigns.

         13.14 In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in this Agreement continuing after any applicable grace period), the Holders are hereby authorized, at any time or from time to time, without notice to the Guarantors or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Holders to or for the credit or the account of the Guarantors, against and on account of the obligations and liabilities of the Guarantors to the Holders under the Guaranty, irrespective of whether or not the Holders shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

         13.15 If claim is ever made upon the Holders for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         13.16 At any time a payment in respect of the Guaranteed Obligations is made under this Article 13, the right of contribution of a Guarantor against each other Guarantor (as described in Section 13.17 hereof) shall be determined as provided in the immediately following sentence, with the right of contribution of the Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this or any other Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by the Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding the Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each Guarantor shall have a right of contribution against each other Guarantor who has made no payments or payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of the Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that the Guarantor's right of contribution arising pursuant to this Section 13.16 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under the Guaranty. As used in this Section 13.16: (i) the Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of the Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of the Guarantor shall mean the greater of (x) the Net Worth (as defined below) of the Guarantor and (y) zero; and (iii) the "Net Worth" of the Guarantor shall mean the amount by which the fair salable value of the Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under the Guaranty or any liabilities under the Senior Credit Agreement or the TCP Documentation) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 13.16, the Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations (other than indemnity obligations which are not then due and payable) have been irrevocably paid in full in cash. The Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, the Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver the Guarantor would remain solvent, in the determination of the Holders.

         13.17 Each Guarantor and the Purchasers (by their acceptance of the benefits hereof) hereby confirm that it is their intention that the guarantee hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each

Guarantor and the Purchasers (by their acceptance of the benefits of the guarantee hereunder) hereby irrevocably agree that the Guaranteed Obligations guaranteed by the Guarantors shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantors that are relevant under such laws (taking into account the subordination arrangements with respect to the Notes), and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among each Guarantor and other Guarantors, result in the Guaranteed Obligations of each Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

         13.18 All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under this Agreement and the Notes.

         13.19 It is understood and agreed that any Subsidiary of the Borrower that is acquired or created after the date of the Purchase Agreement shall become a Guarantor by executing a Joinder Agreement substantially in the form of Exhibit C hereof and delivering the same to the Holders and that such Persons shall constitute other Guarantors.

         13.20 Each of the Purchasers and the Agent agrees that (i) upon the receipt by the Borrower of not less than $5 million in proceeds from the KTS Sale, KTS shall be released from its obligations as a Guarantor hereunder and
(ii) upon the receipt by the Borrower of proceeds form the sale of KSI in accordance with the Sale Side Letter, KSI shall be released from its obligations as a Guarantor hereunder.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.01 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Securities and payment therefor, or termination of this Agreement.

         14.02 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telecopier (with receipt confirmed and followed by first class mail), courier service or personal delivery:

                           (a) if to a Purchaser, to such Purchaser at the address listed below its signature below

                           (b)      if to Holdings:

                                    Kinetics Holdings Corporation
                                    2805 Mission College Boulevard
                                    Santa Clara, CA  95054
                                    Telecopier No.: (408) 567-9861
                                    Attention: John Ferron

                           (c)      if to the Borrower:

                                    Kinetics Group, Inc.
                                    2805 Mission College Boulevard
                                    Santa Clara, CA  95054
                                    Telecopier No.: (408) 567-9861
                                    Attention: John Ferron

                                    with a copy to:

                           (d)      if to the Subsidiary Guarantors:

                                    2805 Mission College Boulevard
                                    Santa Clara, CA  95054
                                    Telecopier No.: (408) 567-9861
                                    Attention: John Ferron

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

         14.03 Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of their respective rights under any of the Mezzanine Transaction Documents to any Person and any holder of the Notes, the Liquidation Certificates, the Warrants or Common Stock issuable upon exercise of the Warrants may assign, in whole or in part, such securities to any Person. Neither Holdings, the Borrower nor any Subsidiary Guarantor may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Required Holders, and any such purported assignment by Holdings or the Borrower, as the case may be, without the written consent of each of the Purchasers shall be void and of no effect. Except as provided in Article 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Mezzanine Transaction Documents.

                           (b)      ERISA. Each of the Purchasers hereby
covenants and agrees with Holdings and the Borrower that it will not dispose of the Securities to be purchased by it or any interest therein (including, without limitation, any transfer by reason of a change in the capacity in which such Purchaser holds its investment in such Securities) to any Person unless such Person shall (i) make the representations and warranties of such Purchaser contained in Section 7.05 and (ii) assume all covenants of such Purchaser contained in this clause (b) and Section 14.03(c).

                           (c)      Transfer and Exchange of Notes. Each of the
Purchasers hereby covenants and agrees with Holdings and the Borrower that no transfer of any Security shall be valid until the transferee has made the representations to the Borrower contained in Section 7.05.

                           (d)      Each Holder shall be bound by the
Restructuring Agreement, and any transferee of any Note hereunder shall automatically become subject to the Restructuring Agreement.

         14.04    Amendment and Waiver.

                           (a)      No failure or delay on the part of any of
the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement or the Securities, any waiver of any provision of this Agreement or the Securities and any consent to any departure by any party from the terms of any provision of this Agreement or the Securities shall be effective (i) only if it is made or given in writing and signed by Holdings, the Borrower and (a) the Agent acting at the direction of the Required Holders, (b) the approval of the Holders as provided in the Mezzanine Transaction Documents and (ii) only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, no amendment or waiver may, without the written consent of the Holder of each Security at the time outstanding affected thereby, (A) reduce or extend the amount or time of any prepayment or payment of principal of, or reduce the rate or extend the time of payment or method of computation of interest or of the premium on, any Security, (B) change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security or any premium payable upon the redemption thereof, (C) change the percentage of the principal amount of the Securities the holders of which are required to consent to any such amendment or waiver hereunder (D) amend, waive or modify Articles 12 or 16 hereof or (E) modify any provision of any Warrant or Liquidation Certificate in any manner adverse to the Holder thereof. Except where notice is specifically required by this Agreement, no notice to or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.

                           (c)      Holdings and the Borrower will provide each
Holder with sufficient information, reasonably far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Holdings and the Borrower will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14.04 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the required number of Purchasers.

                           (d)      Neither Holdings nor the Borrower will
directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder then outstanding even if such Holder did not consent to such waiver or amendment.

                           (e)      Any amendment or waiver consented to as
provided in this Section 14.04 applies equally to all Holders and is binding upon them and upon each future Holder of any Security and upon Holdings, the Borrower and the Subsidiary Guarantors without regard to whether such Securities have been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between Holdings, the Borrower and/or any Holder nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any Purchaser.

         14.05 Signatures; Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telecopy transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telecopy transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         14.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         14.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         14.08 Determinations, Request or Consents. Subject to the provisions of Section 14.04, all determinations, requests, consents, waivers or amendments to be made by the Purchasers in their respective opinions or judgments or with their approval or otherwise pursuant to the Mezzanine Transaction Documents shall be made (i) with respect to any Note, by the holder of such Note or (ii) with respect to any Warrant, by the holder of such Warrant.

         14.09    JURISDICTION, JURY TRIAL WAIVER, ETC.

                           (a)      EACH PARTY TO THIS AGREEMENT HEREBY
IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE LIQUIDATION CERTIFICATES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 14.02, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                           (b)      EACH PARTY TO THIS AGREEMENT HEREBY WAIVES
ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS, THE LIQUIDATION CERTIFICATES OR ANY OF THE OTHER MEZZANINE TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF HOLDINGS, THE BORROWER AND THEIR SUBSIDIARIES
(I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER MEZZANINE TRANSACTION DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         14.10 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

         14.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         14.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Mezzanine Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Mezzanine Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         14.13 Payment of Expenses, Etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Purchasers and the Agent (including, without limitation, the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Mezzanine Transaction Documents and the documents and instruments referred to herein and therein, (ii) pay for all reasonable out-of-pocket expenses incurred by the Holders and the Agent in connection with any amendment, waiver or consent relating hereto or thereto (whether or not such amendment, waiver or consent shall become effective), and, after an Event of Default, reimburse the Holders and the Agent for all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement incurred in connection with the enforcement of this Agreement, the LLC Agreement, the Unitholders Agreement and the other Mezzanine Transaction Documents and the documents and instruments referred to herein and therein or the collection of any amounts due under any Mezzanine Transaction Documents including pursuant to any insolvency or bankruptcy proceedings (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Holders and the Agent); (iii) pay and hold the Holders and the Agent harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save the Holders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Holders and the Agent) to pay such taxes; and (iv) indemnify the Holders and the Agent, and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Holder or the Agent is a party thereto) related to the entering into and/or performance of this Agreement, the LLC Agreement, the Unitholders Agreement or any other Mezzanine Transaction Document or the Restructuring Agreement or the use of any proceeds of any Notes hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transactions), or in any other Mezzanine Transaction Document, or (b) the exercise of any of their rights or remedies provided herein or in the other Mezzanine Transaction Documents, or
(c) the actual or alleged presence or Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or at or emanating from any facility or equipment owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials by any Credit Party at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the noncompliance by any Credit Party or of any Real Property owned or operated by any Credit Party with Environmental Laws, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Holders set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         14.14 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, the Purchasers and their Affiliates may list the Borrower's name and logo, describe their respective investments in the Borrower and describe the Borrower's business in their marketing and fundraising materials and may post such information on their website.

         14.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by the Purchasers of a portion of the Securities to a Person not currently a party hereto.

         14.16 Obligations of the Purchasers. Each Purchaser's obligations and the obligations of Holdings and the Borrower hereunder are subject to the execution and delivery of this Agreement by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or omissions of any other Purchaser.

         14.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Mezzanine Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Mezzanine Transaction Document, this Agreement or such other Mezzanine Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Mezzanine Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, any Purchaser shall limit, modify or affect the representations set forth in
Article 6 of this Agreement or the right of any Purchaser to rely thereon.

         14.18 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Holder is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Holders (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Guarantor but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or such Guarantor, as applicable, to the Holders under this Agreement or under any of the other Mezzanine Transaction Documents and all other claims of any nature or description arising out of or connected with this Agreement or any other Mezzanine Transaction Document, irrespective of whether or not the Holders shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                                   ARTICLE 15

                              APPOINTMENT OF AGENT

         15.01 Each of the Holders hereby irrevocably appoints the Agent as its agent hereunder and under the other Mezzanine Transaction Documents, and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

         15.02 The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not the Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

         15.03 The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Mezzanine Transaction Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Mezzanine Transaction Documents that the Agent is required to exercise in writing by the Required Holders, and (c) except as expressly set forth herein and in the other Mezzanine Transaction Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Borrower or a Holder, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Mezzanine Transaction Document, (w) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Mezzanine Transaction Document or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agent.

         15.04 The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for a Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         15.05 The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         15.06 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Holders and the Borrower. Upon any such resignation, the Required Holders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, upon not less than ten days' notice, on behalf of the Holders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         15.07 Each Holder acknowledges that it has, independently and without reliance upon the Agent or any other Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon the Agent or any other Holder and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Mezzanine Transaction Document or any related agreement or any document furnished hereunder or thereunder.

         15.08 Subject to section 14.04, the Agent may take any action on behalf of the Required Holders that has been approved by the Required Holders. For the avoidance of doubt and subject to section 14.04, the Agent may, with the prior consent of the Required Holders (but not otherwise), consent to any amendment, restatement, supplement, waiver or other modification under any of the Mezzanine Transaction Documents.

         15.09 Agent Indemnification. Each Holder agrees to indemnify the Agent for, and hold it harmless against, any loss, liability or expense including taxes incurred without willful misconduct or gross negligence on its part, arising out of or in connection with the acceptance or administration of this Agreement or its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether assessed by a Credit Party, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                                   ARTICLE 16

                                  SUBORDINATION

                  Subject to the limitations set forth in Section 16(b) below, the Notes hereunder shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Article 16.

                  (a)      [Intentionally omitted].

                  (b) General. Until the Senior Indebtedness is paid in full in cash, or such payment is duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness, the payment in respect of the Subordinated Indebtedness payable by or on behalf of the Credit Parties shall be subordinate and junior in right of payment to the prior payment in full of the Senior Indebtedness on the terms set forth herein.

                  Notwithstanding any provision in Article 16 to the contrary and subject to Section 16(c), (i) for so long as no Blockage Period is in effect, the Credit Parties may pay and each Holder may receive (A) all regularly scheduled payments of interest under the Notes, (B) all amounts payable thereunder on the Maturity Date (provided, for the purpose of clarity, that if the TCP Second Lien Notes outstanding on the date hereof have not been amended to extend the maturity date therefor nor has payment on the maturity date of the TCP Second Lien Notes been waived, that such TCP Second Lien Notes shall have been paid in full in cash on or before payment to any Holder) and (C) all amounts due to the Holders or their Affiliates pursuant to Section 2.07, 8.01 or
14.13 hereof, (ii) for so long as no Event of Default (as defined in the Senior Credit Agreement and the TCP Purchase Agreement, respectively) has occurred and is continuing or would occur as a result of such prepayment, the Credit Parties may prepay the Notes in accordance with the provisions of Article 3 hereof, and the Holders may receive and retain such prepayments and (iii) the Holders may receive any distributions provided for in Section 16(e)(ii) or 16(e)(iv) hereof.

                  (c)      Limitation on Payment.

                  (i) Upon receipt by the Borrower and the Holder of a Blockage Notice (as defined below), then unless and until (A) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist or (B) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of or Interest on the Notes or as a sinking fund for the Notes or in respect of any redemption, retirement, purchase or other acquisition of the Notes shall be made during any period prior to the expiration of the Blockage Period (as defined below). Notwithstanding the foregoing, but subject to Section 16(b), all interest and other amounts paid with respect to the Notes prior to the receipt of the Blockage Notice in question by the Holders thereof may be kept by such Holders.

                  (ii) For purposes of this Article 16, a "Blockage Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Borrower and the Holders by the Joint Collateral Agent pursuant to the terms of the TCP Intercreditor Agreement; provided that a Senior Default that occurs under either the Senior Credit Agreement or the TCP Purchase Agreement that gave rise to a Blockage Notice shall be deemed under the corresponding provisions of the other agreement constituting Senior Indebtedness to be a Senior Default giving rise to such Blockage Notice. If at any time that the TCP Intercreditor Agreement shall not be in effect (as evidenced by written notification thereof from the Joint Collateral Agent to the Holder), by the holder of either a majority in principal amount of the Senior Indebtedness then outstanding under the Senior Credit Agreement (or their authorized agent) or a majority in principal amount of the Senior Indebtedness then outstanding under the TCP Purchase Agreement; provided, however, that any such Blockage Notice sent on behalf of the holders of Senior Indebtedness under the Senior Credit Agreement or the TCP Purchase Agreement shall be deemed to be a Blockage Notice sent on behalf of all holders of the Senior Indebtedness for all purposes of this Section 16.

                  (iii) For purposes of this Section 16, a "Blockage Period" with respect to a Blockage Notice is the period commencing upon the Borrower's receipt of such Blockage Notice and having a duration as follows:

                           1. 360 days if the Senior Default to which the Blockage Notice refers is a Senior Payment Default; or

                           2. 180 days if the Senior Default to which the Blockage Notice refers is a Senior Covenant Default.

Notwithstanding any provision contained herein to the contrary: (A) the Credit Parties shall not be prohibited from making, and the Holder shall not be prohibited from receiving, payments under this Note pursuant to Section 16(c)(iii)(2) hereof for more than an aggregate of 180 days within any 360 day period, (B) no more than two Blockage Periods may occur under this Section 16(c) in any 360 day period in respect of a Senior Covenant Default, (C) no Senior Covenant Default existing on the date any Blockage Notice is given to the Holder shall be used as a basis for any subsequent such notice, unless such Senior Covenant Default shall have ceased to exist for a period of at least 120 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that in either case would give rise to a Senior Covenant Default pursuant to any provision under which a Senior Covenant Default previously existed or was continuing, shall constitute a new Senior Covenant Default) and (D) once all Senior Defaults which gave rise to the Blockage Notice in question shall have been remedied or effectively waived or shall have ceased to exist, or the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash, thereafter (unless another

Blockage Period shall then be in effect) all amounts which would have been payable hereunder but for the existence of the Blockage Period effected by the Blockage Notice delivered with respect to the Senior Default in question shall be payable in their entirety.

If a Blockage Period (or Blockage Periods) under Section 16(c)(iii)(1) has been in effect for more than an aggregate of 360 days in any 365 day period and the Holder has not received any payments under this Note during such 365 day period, then no Blockage Period may be initiated under Section 16(c)(iii)(1) until the expiration of the period of 15 days from the last day of the then current Blockage Period. Notwithstanding anything to the contrary contained herein, on the date any Blockage Notice is given under Section 16(c)(iii)(1), such Blockage Notice shall be deemed to include any and all Senior Payment Defaults that existed on the date of such Blockage Notice.

                  (iv) Notwithstanding the foregoing provisions of Section 16(c), in the event that the requisite holders of the Senior Indebtedness under the Senior Credit Agreement and the TCP Purchase Agreement consent to any prepayment under Section 3, nothing any Note shall restrict the Holder from receiving and retaining such prepayment.

                  (d) Limitation on Remedies. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under the Notes, no Holder shall, unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default pursuant to Section 12(a)(viii) or (ix) shall have commenced with respect to any Credit Party, declare or join in any declaration of the Notes to be due and payable by reason of such Event of Default or otherwise take any action against the Credit Parties (including, without limitation, commencing any legal action against the Credit Parties or filing or joining in the filing of any insolvency petition against the Credit Parties) prior to the expiration of 90 days after the written notice of such Holder's ability to accelerate on account of the occurrence of such Event of Default (a "Remedy Notice") shall have been given by such Holder to the Borrower and the holders of the Senior Indebtedness (or their authorized agent) (a "Remedy Standstill Period").

Notwithstanding the foregoing, the Remedy Standstill Period shall be inapplicable or cease to be effective if the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or an Event of Default pursuant to Section 12(a)(viii) or (ix) shall have occurred with respect to a Credit Party. In addition, any Remedy Standstill Period shall cease to be effective if at any time during such period: (i) the holders of the Senior Indebtedness commence the exercise of remedies against collateral or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Credit Parties shall be made to or received by any creditor outside the ordinary course of business on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Notes.

Upon the expiration or termination of any Remedy Standstill Period, each Holder shall be entitled to exercise any of its rights with respect to the Notes (but otherwise subject to the subordination provisions of the Notes) other than any right to accelerate the maturity date of this Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Remedy Standstill Period.

                  (e) Subordination Upon Certain Events. Upon the occurrence of any Event of Default with respect to any Credit Party under Sections 12(a)(viii) or (ix):

                  (i) Upon any payment or distribution of assets of such Credit Party to creditors of the Borrower, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full in cash of all obligations with respect to the Senior Indebtedness before the Holder shall be entitled to receive any payment in respect of the Subordinated Indebtedness.

                  (ii) Until all Senior Indebtedness is indefeasibly paid in full in cash, any distribution to which the Holder would be entitled but for this Section 16 shall be made to the holders of Senior Indebtedness, ratably as their interests may appear, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are unsecured, have a maturity date which is not earlier than the maturity date of the Notes, do not contain any mandatory repayment provisions which are more favorable to the Holders than the terms contained in the Notes, such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date hereof, the rate of interest on such securities shall not exceed the effective rate of interest on the Notes, and such securities are subordinate to the Senior Indebtedness, at least to the same extent as the Notes, if pursuant to such plan the distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the holders of the Senior Indebtedness (it being acknowledged that such securities shall not be deemed to be so subordinated if the holder is permitted to receive and retain cash payments thereon prior to the indefeasible payment of the Senior Indebtedness in full in cash).

                  (iii) For purposes of this Section 16, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                  (iv) Notwithstanding the foregoing provisions of Section 16(b), (c) or (e), if payment or delivery by such Credit Parties of cash, securities or other property to the Holder is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to the Senior Indebtedness and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by such Credit Party of such cash, securities or other property shall be made to the Holders in accordance with such order or decree.

                  (f) Payments and Distributions Received. If any Holder shall have received any payment from or distribution of assets of a Credit Party in respect of the Subordinated Indebtedness in contravention of the terms of this Section 16 before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full in cash.

                  (g) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 12(a)(viii) or (ix) occurs with respect to a Credit Party, the Holder shall file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness. Upon the failure of any Holder to take such action within 10 Business Days following receipt by such Holder of written notice thereof by any holder of Senior Indebtedness, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered, but shall have no obligation, to file claims and proofs of claim as it may deem necessary or advisable for the preservation of any of the rights or interests of such Holder with respect to the Subordinated Indebtedness.

                  (h) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash, the Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness, to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Section 16 to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Credit Parties and the Holders, a payment by a Credit Party on Senior Indebtedness.

                  (i) Relative Rights. This Section defines the relative rights of the Holders and the holders of Senior Indebtedness. Nothing in this Section shall: (1) impair, as between the Credit Parties and the Holders, the obligations of the Credit Parties, which are absolute and unconditional, to pay principal of and interest (including default interest) on the Notes in accordance with its terms; (2) affect the relative rights of the Holders and creditors of the Credit Parties other than holders of Senior Indebtedness or (3) prevent the Holders from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 16 of holders of Senior Indebtedness.

                  (j) Subordination May Not Be Impaired by a Credit Party. No right of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness, shall be impaired by any failure to act by a Credit Party or such holder of Senior Indebtedness or by the failure of any Credit Party or such holder to comply with this Note. The provisions of this
Section 16 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness, as a result of the insolvency, bankruptcy or reorganization of a Credit Party or otherwise, all as though such payment had not been made.

                  (k) Payments. A payment with respect to principal of, premium, if any, or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and Interest on this Note, any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

                  (l) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this
Section 16 shall not be construed as preventing the occurrence of an Event of Default under Section 12.

                  (m) Subordination Not Impaired: Benefit of Subordination. Each Holder agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Credit Parties and the rights and benefits of the holders of the Senior Indebtedness set forth in this Section 16:

                  (i) The obligations and liabilities of the Credit Parties and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, except as prohibited by Sections 10.04 and 10.12 hereof or the provisions set forth in the Notes;

                  (ii) The holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

                  (iii) Any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Credit Parties may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

                  (n)      Modification of Section 16. The provisions of this
Section 16 are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the holders of Senior Indebtedness in accordance with the terms of the respective documents pursuant to which the Senior Indebtedness was incurred.

                  (o) Covenants of Holder. Until all of the Senior Indebtedness has been fully paid in cash:

                  (i) The Holders shall not hereafter give any subordination in respect of the Notes.

                  (ii) Upon the occurrence and during the continuance of a Senior Default, the Holders shall not release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of the Notes or modify or amend the Notes; provided, however, that at such time or times as the actions referred to in this Section 16(o)(ii) may be taken by any Holder, such Holder shall give the holders of Senior Indebtedness five Business Days prior written notice before taking any of such actions.

                  (iii) The Holders hereby undertake and agree for the benefit of the holders of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

                  (p) Covenant of the Borrower; Limitation on Indebtedness. Until all Subordinated Indebtedness shall have been paid in full in cash, the Borrower shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur Senior Indebtedness or other Indebtedness except as permitted hereunder or under Section 10.04 of this Agreement, as it now exists or may be amended or modified.

                  (q)      Miscellaneous.

                  (i) To the extent permitted by applicable law, the Holders and the Borrower hereby waive (A) notice of acceptance hereof by the holders of the Senior Indebtedness and (B) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

                  (ii) The Borrower and the Holders hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 16 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

                  (iii) The Holders acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.



                                KINETICS GROUP, INC.,
                                as Borrower

                                By: /s/ John Goodman
                                    ____________________________________________
                                Name:
                                Title:

                                CELERITY GROUP, INC. (formerly known as Kinetics Holding Corporation), as Guarantor

                                By: /s/ John Goodman
                                    ____________________________________________
                                Name:
                                Title:

                                KINETIC SYSTEMS, INC.,
                                as Guarantor

                                By: /s/ John Goodman
                                    ____________________________________________
                                Name:
                                Title:

                                KINETICS CHEMPURE SYSTEMS, INC.
                                as a Subsidiary Guarantor

                                By: /s/ John Goodman
                                    ____________________________________________
                                Name:
                                Title:


                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                KINETIC SYSTEMS CARIBE, INC.,
                                as Guarantor

                                By: /s/ John Goodman
                                   ____________________________________________
                                Name:
                                Title:

                                KINETIC SYSTEMS INTERNATIONAL, INC.,
                                as Guarantor

                                By: /s/ John Goodman
                                   ____________________________________________
                                Name:
                                Title:


                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                CELERITY GROUP, INC. (formerly known as Kinetics Fluid Systems, Inc.), as a Subsidiary Guarantor

                                By: /s/ John Goodman
                                   ---------------------------------------------
                                Name:
                                Title:

                                FTS SYSTEMS, INC. (formerly known as Kinetics Thermal Systems, Inc.), as a Subsidiary Guarantor

                                By: /s/ John Goodman
                                   ---------------------------------------------
                                Name:
                                Title:

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                ARES CORPORATE OPPORTUNITIES FUND, L.P., as Agent and Purchaser

                                By: ACOF Management, L.P., its General Partner
                                By: ACOF Operating Manager, L.P., its General Partner
                                By: Ares Management, Inc., its General Partner

                                By: ____________________________________________
                                Name: Eric Beckman
                                Title: _________________________________________

                                Address for Notices:
                                1999 Avenue of the Stars
                                Suite 1900
                                Los Angeles, CA 90067
                                Attention: Eric Beckman
                                           Kevin Frankel
                                Fax: 310-201-4157

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                SPECIAL VALUE ABSOLUTE RETURN FUND, LLC, as Purchaser

                                By: SVAR/MM, LLC, its Managing Member
                                By: Tennenbaum Capital Partners, LLC, its
                                Managing Member
                                By: Tennenbaum & Co., LLC, its Managing Member

                                SPECIAL VALUE BOND FUND, LLC,
                                as Purchaser

                                By: SVIM/MSM, LLC, its Manager
                                By: Tennenbaum & Co., LLC, its Managing Member

                                SPECIAL VALUE BOND FUND II, LLC,
                                as Purchaser

                                By: SVIM/MSM II, LLC, its Managing Member
                                By: Tennenbaum & Co., LLC, its Managing Member

                                Each of the above by:

                                -------------------------
                                Name: __________________________________________
                                Title: _________________________________________

                                Address for Notices:
                                11100 Santa Monica Blvd.
                                Suite 210
                                Los Angeles, CA 90025
                                Attention: David A. Hollander

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                BEHRMAN CAPITAL III L.P.,
                                as Purchaser

                                By: Behrman Brothers III, LLC, its General
                                Partner

                                By: /s/ William Matthes
                                    --------------------------------------------
                                Name: William Matthes
                                Title: Managing Member

                                Address for Notices:
                                   Behrman Capital
                                   Four Embarcadero Center, Suite 3640
                                   San Francisco, CA  94111

                                Attention: John Batchelor

                                STRATEGIC ENTREPRENEUR FUND III L.P.,
                                as Purchaser

                                By: /s/ William Matthes
                                    --------------------------------------------
                                Name: William Matthes
                                Title: General Partner

                                Address for Notices:
                                   Behrman Capital
                                   Four Embarcadero Center, Suite 3640
                                   San Francisco, CA  94111

                                Attention: John Batchelor

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                GRYPHON PARTNERS II, L.P.,
                                as Purchaser

                                By: Gryphon GenPar II, L.L.C., its General
                                Partner

                                By: /s/ Jeffrey L. Ott
                                    ____________________________________________
                                Name: Jeffrey L. Ott
                                Title: Member and Principal

                                Address for Notices:

                                Attention:

                                GRYPHON PARTNERS II-A, L.P.,
                                as Purchaser

                                By: Gryphon GenPar II, L.L.C., its General
                                Partner

                                By: /s/ Jeffrey L. Ott
                                    ____________________________________________
                                Name: Jeffrey L. Ott
                                Title: Member and Principal

                                Address for Notices:

                                Attention:

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                MIDOCEAN CELERITY INVESTMENT PARTNERS,
                                L.P., as Purchaser

                                By: MidOcean Celerity Holdings, LLC, its General Partner

                                By: ____________________________________________
                                Name: __________________________________________
                                Title: _________________________________________

                                Address for Notices:

                                Attention:

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                                                         ANNEX 1

                WARRANT AND NOTE ALLOCATIONS PRIOR TO TRANSACTION
                        (EXCLUDING TCP RETAINED WARRANTS)

PURCHASERS

                                                   PRINCIPAL     COMMON STOCK     COMMON STOCK    COMMON STOCK
                                                   AMOUNT OF     WARRANTS WITH    WARRANTS WITH   WARRANTS WITH
                                                  NOTES HELD     $0.01 EXERCISE  $0.75 EXERCISE  $3.00 EXERCISE
              PURCHASER                               ($)          PRICE HELD       PRICE HELD      PRICE HELD
              ---------                               ---          ----------       ----------      ----------
Ares Corporate Opportunities Fund, L.P.          45,000,000.00     2,087,458       1,179,242         481,416
MidOcean Celerity Investment Partners, LP         4,420,793.97       205,072         115,848          47,294
Behrman Capital III L.P.                          3,223,394.89       149,527          84,470          34,484
Strategic Entrepreneur Fund III L.P.                 27,681.45         1,284             725             296
Gryphon Partners II, L.P.                         2,175,134.32       100,900          57,000          23,270
Gryphon Partners II-A, L.P.                         152,995.37         7,097           4,009           1,637
Special Value Absolute Return Fund, LLC           2,000,000.00        78,503          44,348          18,105
Special Value Bond Fund, LLC                      1,000,000.00        39,251          22,174           9,052
Special Value Bond Fund II, LLC                   2,000,000.00        78,503          44,348          18,105

                                                  PREFERRED      PREFERRED
                                                 STOCK SERIES   STOCK SERIES
                                                 A-1 WARRANTS   B-1 WARRANTS
             PURCHASER                               HELD           HELD
             ---------                               ----           ----
Ares Corporate Opportunities Fund, L.P.            545,384        354,312
MidOcean Celerity Investment Partners, LP           53,578         34,808
Behrman Capital III L.P.                            39,066         25,380
Strategic Entrepreneur Fund III L.P.                   335            218
Gryphon Partners II, L.P.                           26,362         17,126
Gryphon Partners II-A, L.P.                          1,854          1,205
Special Value Absolute Return Fund, LLC             20,510         13,325
Special Value Bond Fund, LLC                        10,255          6,662
Special Value Bond Fund II, LLC                     20,510         13,325

                                     Annex 1

                                                                         ANNEX 2

             INCREMENTAL WARRANTS (EXCLUDING TCP RETAINED WARRANTS)

PURCHASERS

                                             COMMON STOCK     COMMON STOCK       COMMON STOCK
                                             WARRANTS WITH    WARRANTS WITH      WARRANTS WITH       PREFERRED        PREFERRED
                                            $0.01 EXERCISE   $0.75 EXERCISE     $3.00 EXERCISE      STOCK SERIES     STOCK SERIES
                                                 PRICE           PRICE              PRICE          A-1 WARRANTS      B-1 WARRANTS
             PURCHASER                         PURCHASED       PURCHASED          PURCHASED         PURCHASED         PURCHASED
             ---------                         ---------       ---------          ---------         ---------         ---------
Ares Corporate Opportunities Fund, L.P.       3,728,041        2,106,035           859,774            974,011          632,776
MidOcean Celerity Investment Partners, LP       366,241          206,897            84,464             95,686           62,164
Behrman Capital III L.P.                        267,043          150,858            61,587             69,770           45,326
Strategic Entrepreneur Fund III L.P.              2,293            1,296               529                600              389
Gryphon Partners II, L.P.                       180,200          101,798            41,558             47,080           30,586
Gryphon Partners II-A, L.P.                      12,675            7,161             2,923              3,312            2,151
Special Value Absolute Return Fund, LLC         179,964          101,664            41,503             47,019           30,546
Special Value Bond Fund, LLC                     89,982           50,832            20,753             23,509           15,273
Special Value Bond Fund II, LLC                 179,964          101,664            41,503             47,019           30,546

                                     Annex 2

                                                                         ANNEX 3

         POST-TRANSACTION ALLOCATIONS (EXCLUDING TCP RETAINED WARRANTS)

PURCHASERS

                                               PRINCIPAL      COMMON STOCK       COMMON STOCK       COMMON STOCK
                                               AMOUNT OF      WARRANTS WITH      WARRANTS WITH      WARRANTS WITH
                                              NOTES HELD     $0.01 EXERCISE     $0.75 EXERCISE     $3.00 EXERCISE
              PURCHASER                          ($)           PRICE HELD          PRICE HELD         PRICE HELD
              ---------                          ---           ----------          ----------         ----------
Ares Corporate Opportunities Fund, L.P.      45,000,000.00     5,815,499          3,285,277          1,341,190
MidOcean Celerity Investment Partners, LP     4,420,793.97       571,313            322,745            131,758
Behrman Capital III L.P.                      3,223,394.89       416,570            235,328             96,071
Strategic Entrepreneur Fund III L.P.             27,681.45         3,577              2,021                825
Gryphon Partners II, L.P.                     2,175,134.32       281,100            158,798             64,828
Gryphon Partners II-A, L.P.                     152,995.37        19,772             11,170              4,560
Special Value Absolute Return Fund, LLC       2,000,000.00       258,467            146,012             59,608
Special Value Bond Fund, LLC                  1,000,000.00       129,233             73,006             29,805
Special Value Bond Fund II, LLC               2,000,000.00       258,467            146,012             59,608

                                                            PREFERRED          PREFERRED
                                                           STOCK SERIES      STOCK SERIES
                                                           A-1 WARRANTS      B-1 WARRANTS
            PURCHASER                                          HELD              HELD
            ---------                                          ----              ----
Ares Corporate Opportunities Fund, L.P.                     1,519,395          987,088
MidOcean Celerity Investment Partners, LP                     149,264           96,972
Behrman Capital III L.P.                                      108,836           70,706
Strategic Entrepreneur Fund III L.P.                              935              607
Gryphon Partners II, L.P.                                      73,442           47,712
Gryphon Partners II-A, L.P.                                     5,166            3,356
Special Value Absolute Return Fund, LLC                        67,529           43,871
Special Value Bond Fund, LLC                                   33,764           21,935
Special Value Bond Fund II, LLC                                67,529           43,871